                                                10.24

THE JOINT CORP.

REGIONAL DEVELOPER AGREEMENT

Date of Agreement

TABLE OF CONTENTS

SECTION    PAGE

1. GRANT OF RIGHTS………………………………………………………………………..…...1
2. REGIONAL DEVELOPER’S DEVELOPMENT OBLIGATION …………………................1
2.1 Minimum Development Obligations and Development Schedule ………...……….1
2.2 Regional Developer Sales Office and Opening …………………………..………..4
3. TERRITORIAL RIGHTS AND LIMITATIONS……………………………………..……..…………4
3.1 Territorial Rights…………………………..…………………...……....…………...4
3.2 Rights Maintained by Company………………………………...…………….........4
4. TERM AND RENEWAL…………………………………………......……..................…...….5
4.1 Initial Term and Renewal…………………………………………....……………...5
4.2 Conditions to Renew………………………………………………………………..5
5. ADDITIONAL OBLIGATIONS OF COMPANY AND REGIONAL DEVELOPER………...6
5.1 Regional Developer Training…………………………………………………….…6
5.2 Regional Developer Manual…………………………………………………...……6
5.3 General Guidance and Site Assistance/Review ……………………………….....…6
5.4 Franchise Registration and Disclosure……………………………………..……...7
5.5 Investigation and Qualification of Prospective Franchisees…………………..…..8
5.6 Training and Support…………………………………………………………....…9
5.7 Inspection of Franchises and Operations…………………………………..…...….10
5.8 Marketing and Promotion…………………………………………….…….……...10
5.9 Operation of Location Franchise ……………………………………………..……10
5.10 Report of Material Franchisee Violations……………….…………………………10
6. OPERATING STANDARDS…………………………………………………………………11
6.1 Standard of Service……………………………………………………………......11
6.2 Compliance with Laws and Good Business Practices………………………….....11
6.3 Accuracy of Information………………………………………………………......11
6.4 Notification of Litigation…………………………………………………....……..11
6.5 Insurance…………………………………………………………………………...12
6.6 Proof of Insurance Coverage……………………………………………….………12
6.7 Advertising Requirement and Cooperatives………………………………….…….12
6.8 Approval of Advertising…………………………………………………….……...13
6.9 Websites…………………………………………………………………………….13

6.10 Accounting, Bookkeeping and Records……………………………………………13
6.11 Reports and Annual Business Plan…………………………………………………13
6.12 Computer Systems………………………………………………………………….14
6.13 Management of Business…………………………………………………………...14
7. DEVELOPMENT FEE; SHARING OF COSTS IN THE DEVELOPMENT AREA ……………...….14
8. PAYMENTS TO REGIONAL DEVELOPER………………………………………………....14
8.1 Initial Fee Commission and Conditions of Payment…………………………….....14
8.2 Commissions on Royalty Fees………………………………………………….…..14
8.3 Commissions After Termination…………………………………………………...15
8.4 Application of Payments…………………………………………….…………….15
8.5 Setoffs and Refunds……………………………………………………….………15
9. MARKS…………………………………………………………………………………...…..15
9.1 Ownership and Goodwill of Marks……………………………………………….15
9.2 Limitations on Regional Developer’s Use of Marks……………………………..15
9.3 Notification of Infringements and Claims………………………………………...15
9.4 Discontinuance of Use of Marks………………………………………………….16
9.5 Indemnification For Use of Marks………………………………………………..16
10. CONFIDENTIAL INFORMATION………………………………………………………….16
11. ASSIGNABILITY…………………………………………………………………………….17

11.4 Assignment to Entity Principally Controlled By You………………………….….19
11.5 Death or Disability………………………………………………………………...20
11.6 Company’s Right of First Refusal…………………………………………………20
11.7 Ownership Structure……………………………………………………………….21
12. NON-COMPETITION…………………………………………………………………………21
12.1 In Term …………………………………..…………………………………………21
12.2 Post-Term……………………………...………………….………………………..22
13. TERMINATION………………………………………………………………………………22
13.1 Termination by You……………………………………………………….………22
13.2 Termination by Company…………………………………………………………22
13.3 Rights and Obligations Upon Termination or Expiration…………………………24
13.4 Reserved……………………………………………………………………….…..25
13.5 General Provisions………………………………………………………………...25
14.	27
14.1 Mediation……………………………………………………………………….…25
14.2 Jurisdiction and Forum Selecion…………………………………………………..25
15. GENERAL CONDITIONS AND PROVISIONS…………………………………..…………26
15.1 Relationship of Regional Developer to Company …………………..… .…………26
15.2 Indemnification…………………………………………………………….………26
15.3 Waiver and Delay………………………………………………………….………26
15.4 Survival of Covenants……………………………………………………….…….27
15.5 Successors and Assigns………………………………………………...……..…...27
15.6 Joint and Several Liability………………………………………………………....27
15.7 Governing Law…………………………………………………………………….27
15.8 Consent to Jurisdiction…………………………………………………….………27

15.9 Waiver of Punitive Damages and Jury Trial……………………………….……...27
15.10 Limitation of Claims……………………………………………………….……...27
15.11 Entire Agreement…………………………………………………………….……27
15.12 Title for Convenience………………………………………………………….….28
15.13 Gender………………………………………………………………………….….28
15.14 Severability………………………………………………………………………..28
15.15 Fees and Expenses……………………………………………..…………………...28
15.16 Notices……………………………………………………………………………...28
15.17 Time of Essence………………………………………………...…………………..29
15.18 Lien and Security Interest………………………………………..…………………29
16. SUBMISSION OF AGREEMENT………………………………………………………......…29
17. ACKNOWLEDGMENTS……………………………………………………………………….29

EXHIBIT 1 DEVELOPMENT AREA
EXHIBIT 2 MINIMUM DEVELOPMENT OBLIGATIONS
EXHIBIT 3 OWNERSHIP STRUCTURE
EXHIBIT 4 OWNER'S GUARANTY AND ASSUMPTION OF OBLIGATIONS
EXHIBIT 5 STATE-SPECIFIC ADDENDA
EXHIBIT 6 REGIONAL DEVELOPER QUESTIONNAIRE

THE JOINT CORP.
REGIONAL DEVELOPER AGREEMENT

THIS REGIONAL DEVELOPER AGREEMENT (the “Agreement”) is made and entered into this      day of            , 202_______, (the “Effective Date”), by and between THE JOINT CORP., a Delaware corporation (“Company”, “we”, “us” or “our”), and ______________________________________ corporation/limited liability company/partnership (Circle One) (“Regional Developer”), with reference to the following facts:

A.We and our affiliates have designed and developed valuable and proprietary formats and systems for the development and operation of businesses operating single unit franchises at a specific location (“Location Franchise(s)” or “Franchise(s)”). Location Franchises offer affordable, convenient and accessible chiropractic care to the general public through licensed chiropractors.

B.We have developed and use, promote and license certain trademarks, service marks and other commercial symbols in operating our Location Franchises, including “The Joint®”, “The Joint® Chiropractic”, “The Joint…The chiropractic place®”, and we may create, use and license other trademarks, service marks and commercial symbols for use in operating our franchises (collectively, the “Marks”).

C.We offer prospects persons or entities the right to own and operate a Location Franchise offering the products and services we authorize (and only the products and services we authorize) and using our business formats, methods, systems, procedures, signs, designs and layouts, standards, specifications and Marks, all of which we may improve, further develop and otherwise modify from time to time (collectively, the “System”).

D.We seek a Regional Developer who will open and operate, or solicit and assist the owners of Location Franchises (referred to as a “Franchisee(s)”) in opening and operating numerous Location Franchises within a specified geographic area described in Exhibit 1 (the “Development Area”).

E.Regional Developer desires to establish a business (a “Regional Developer Business”) under which it will solicit, qualify, train and assist Franchisees to build and operate Location Franchises within the Development Area, and we desire to grant to Regional Developer the right to operate the Regional Developer Business in accordance with the terms and upon the conditions contained in this Agreement.

WHEREFORE, IT IS AGREED

1.GRANT OF RIGHTS.
Subject to the terms of this Agreement, we hereby grant to Regional Developer, and Regional Developer hereby accepts, the rights during the Term to solicit, screen, qualify for final approval by us, train and assist Franchisees to open and operate, Location Franchises in the Development Area.

2.REGIONAL DEVELOPER’S DEVELOPMENT OBLIGATION.
2.1Minimum Development Obligation and Development Schedule.
Regional Developer shall solicit, screen, qualify, train and assist Franchisees to construct, equip, open and operate, within the Development Area, the total number of Location Franchises set forth in Exhibit 2 (the “Minimum Development Obligation”), in the manner and within each of the time periods specified therein (the “Development Schedule”). You must do so in accordance with the following:

(a)You shall market the Location Franchises within the Development Area in accordance with all applicable laws (including without limitation all franchise laws pursuant to any Federal Trade Commission regulation and any registration states’ laws). You may not use any advertising material which has not been either provided by us or approved by us in writing prior to its publication. Neither you nor any of your employees or representatives shall solicit prospective Franchisees until we have registered our current Franchise Disclosure Document (“FDD”) in applicable jurisdictions and have provided you with the requisite documents or at any time when we notify you that its registration is not then in effect or its documents are not then in compliance with applicable laws. If your activities pursuant to this Agreement require the preparation, amendment, registration, or filing of information or any disclosure or other documents, all requisite franchise disclosure documents, ancillary documents, and registration applications shall be prepared and filed by us or our designee, and registration secured, before you may solicit prospective Franchisees. At your cost, you shall: (1) promptly provide all information we reasonably require to prepare all requisite disclosure documents and ancillary documents for the offering of franchises throughout your Development Area; and (2) execute all documents we require for the purpose of registering us and you to offer franchises throughout the Development Area. You agree to review all information pertaining to you prepared to comply with legal requirements for selling franchises in the Development and verify its accuracy if we so request. You acknowledge that we and our affiliates and designees shall not be liable to you for any errors, omissions, or delays which occur in the preparation of such materials. You shall be responsible for advertising, recruiting, screening, and interviewing prospective Franchisees within the Development Area. You shall provide prospective Franchisees with written information regarding a Location Franchise approved by us or communicate information regarding Location Franchises via the telephone, face-to-face meetings, or visits with other Location Franchises within the Development Area. You shall submit each qualified prospective Franchisee to us for approval. You further agree that all prospective Franchisees submitted to us by you shall be individuals who are of good character, have adequate financial resources, and meet our criteria for Franchisees.
(b)Throughout the Term, you shall use your commercially-reasonable efforts to develop the Development Area.
(c)Subject to the possible suspension of the Minimum Development Obligation as set forth in Section 2.1(g)(iii) of this Agreement, you shall be responsible for satisfying the Minimum Development Obligation in connection with the Development Schedule that is set forth in Exhibit 2.
For purposes of this Agreement, “Minimum Development Obligation” shall mean: your requirements to achieve that number of Sales by the deadlines set forth in the Development Schedule (Exhibit 2) both with regard to (1) the minimum number of completed Sales that must be achieved each year of this Agreement, by the annual anniversary dates measured from the Effective Date of this Agreement; and (2) the cumulative minimum number of Location Franchises that must be opened and operating within your Development Area by the annual anniversary dates measured from the Effective Date of this Agreement. “Cumulative” means the net sum of (a) Franchisees in your Development Area that became Sales in a previous year, (b) plus the Sales in your Development Area that took place in the applicable current year, (c) minus the number of Franchisees in your Development Area that were closed (due to non renewal of Franchise Agreement, abandonment, etc.) in the applicable current year. The number of Sales and deadlines shall be negotiated in good faith and mutually agreed upon by the parties.
For purposes of this Agreement, “Sale” or Sales” means: that moment when: (1) the Initial Franchise Fee has been collected, and (2) a copy of the Franchise Agreement has been executed. Only newly constructed Location Franchises qualify as a completed Sale.
(d)For each proposed Franchisee, you shall submit to us a report which shall include a completed written application by such proposed Franchisee together with such additional information and comments, as specified by us and on forms provided by us.
(e)We may approve or disapprove each Franchisee candidate proposed by you, which such approval shall not be unreasonably withheld. Our good faith disapproval of any such candidate shall not excuse you from failing to meet the Minimum Development Obligation.
(f)If you are not in compliance with the Minimum Development Obligation, it is understood and agreed that we retain the right (either directly or through our designees) but not the obligation, throughout the Term, to market, negotiate, and sell franchises for Franchisees within the Development Area.
(g)Relief from sales responsibilities:
(i)We may from time to time, as mutually agreed upon by the parties, relieve you from the duty to sell Location Franchises in the Development Area. If we do so, we (or our designee) will exercise commercially-reasonable efforts to sell such Location Franchises within the Development Area. However, neither we nor our designees make any promise or warranty that it will sell any number of Location Franchises within the

Development Area during this relief period, including any number lesser or greater than the Minimum Development Obligation.
(ii)With regard to the “commercially-reasonable efforts “obligation in Section 2.1(g)(i) above, it is understood that we (either directly or through our designee) will be responsible for all sales duties (prospective Franchisee calls, presentations, follow-up and closings), and your franchise sales duties will be limited to reasonable support of, and cooperation with, us and (as applicable) our designees.
(iii)For so long as we relieve you of the franchise sales responsibilities in your Development Area and you perform the required support and cooperation duties, you shall be fully relieved of the Minimum Development Obligation. However, if we later decide to relinquish and re-delegate back to you such franchise sales responsibilities in your Development Area, then you will be required, for the remainder of the Term, to satisfy the remainder of the Minimum Development Obligation. We will proportionately reduce the non-achieved portion of the Minimum Development Obligation for the time period that we handled sales from the total of your Minimum Development Obligation.
(iv)During any relief period, we shall pay to you a reduced commission of 20% of the Initial Franchise Fee we collect.
(h)If the opening of any Location Franchise within the Development Area is delayed on account of an act of God, war, riot, natural disaster or fire which is beyond your reasonable control or if we are unable to provide you a registered Franchise Disclosure Document (as applicable, a “Delaying Event”), then the date by which you must have the required number of Location Franchises open and operating will be extended for the time which we consider, in our business judgment following consultation with you, necessary to remedy the effects of the Delaying Event. If a Location Franchise within the Development Area is destroyed or damaged such that the Location Franchise cannot continue to operate, such destroyed or damaged Location Franchise shall continue to count toward satisfaction of the Minimum Development Obligation (during the period until such Location Franchise reopens at the same location or at a substitute location acceptable to us) but only if you or such Franchisee, as applicable, shall repair and restore such Location Franchise to our Then-Current standards and specifications within one hundred and twenty (120) days after the occurrence of such destruction or damage, subject to a further extension of time as a result of any Delaying Events.
(i)You shall not cause or allow any proposed Franchisee or any other person or entity to operate or acquire any Location Franchise in the Development Area, except pursuant to a Franchise Agreement executed in accordance with the terms of this Agreement.
(j)Each Location Franchise opened within the Development Area, whether owned by you or by a Franchisee procured by you, shall be the subject of a separate Franchise Agreement between the Franchisee and us on our then-current form at the time executed.
(k)Promptly following the Effective Date, and each year thereafter, you shall develop an annual business plan in the form designated by us which among other items shall specify an amount, acceptable to us, that you shall spend during the ensuing year on franchise recruitment advertising and franchise recruitment marketing costs which shall in no event be less than $750 per month or $9,000 per year per Development Area owned by you. You shall submit to us on quarterly basis copies of receipts confirming advertising and franchise recruitment marketing expenditures for the previous quarter. If you fail to do so within ten (10) business days after receipt of notice from us, we shall have the right to deduct the unspent amount from your payments for commission on Royalty Fees and to spend such funds on your behalf for franchise solicitation advertising, provided that we have notified you of such failure and provide you thirty (30) days to cure. As provided in Section 6.7 below, we reserve the right at any time to increase the amount of franchise recruitment advertising and franchise recruitment marketing costs that you must reasonably expend, but we shall not increase such costs greater than twenty-five percent (25%) per year.
We may require you to submit to corporate your yearly lead generation marketing plan for review and approval.
(l)You shall not: (i) make any representation or promise to any prospective Franchisee which is inconsistent with or in addition to the representations or promises expressly authorized by us, or made in any applicable FDD provided to prospective Franchisees, or which is not in compliance with any applicable law; (ii) attempt or purport to bind us (or any affiliate of us) to any obligation or duty to any person, or entity, including any prospective Franchisee; (iii) attempt or purport to modify or amend any Franchise Agreement; or (iv) except as expressly permitted hereunder and by applicable law and with full disclosure thereof to us and with our prior written approval, receive, directly or indirectly, any fee or other consideration from any person, including without limitation, prospective or existing Franchisees or vendors to Location Franchises.
(m)You shall assist Franchisees with their respective Grand Opening obligations, including planning, execution and the collection of any marketing or pre-opening information.
2.2Regional Developer Sales Office and Opening. Regional Developer shall establish and operate a franchise sales office (“Regional Developer Sales Office” or “Sales Office”) within the Development Area. We will not approve or disapprove the location of the Sales Office. You must open your Regional Developer Business within 45 days after you receive your initial training from us, or 90 days after signing your Regional Developer Agreement, whichever occurs first.

3.TERRITORIAL RIGHTS AND LIMITATIONS.
3.1Territorial Rights. Except as provided in Section 3.2, as long as this Agreement is in effect, and you are in compliance with this Agreement, and meet the Minimum Development Obligation set forth in this Agreement, then neither we nor our affiliates will not operate, establish or grant in your Development Area another Regional Developer Business offering Location Franchises, or any Location Franchises not required to be developed under this Agreement.

3.2Rights Maintained by Company. We (and any affiliates that we might have from time to time) shall at all times have the right to engage in any activities we deem appropriate that are not expressly prohibited by this Agreement, whenever and wherever we desire, including, but not limited to:

(a)    We expressly reserve the right to establish and operate, or grant others the right to establish and operate, Clinics that are located within Non-Traditional Sites that are located anywhere, including within your Development Area. A “Non-Traditional Site” means any site or channel that generates customer traffic flow that is independent from the general customer traffic flow of the surrounding area, including on or within the confines or premises of military bases, shopping malls or centers, stadiums, major industrial or office complexes, parking lots or structures, mobile vehicles, airports, hotels, resorts, school campuses, train stations, travel plazas, toll roads, casinos, hospitals, theme parks, and sports or entertainment venues. A “Non-Traditional Site” also includes the establishment and operation of a Clinic within a pre-existing business that does not operate under the Marks. For example, Clinics established within an urgent care center, retail store, or medical spa would qualify as Non-Traditional Sites.

(b)    We expressly reserve the right to grant Location Franchises and/or Regional Developer Business rights to others as follows: (i)    in our sole and absolute discretion with regard to the Marks, outside of your Development Area, (ii) in our sole and absolute discretion with regard to products or services unrelated to the Marks, inside of your Development Area.

(c)    We expressly reserve the engage in an Acquisition, including acquisitions that involve competitive businesses located within your Development Area. An “Acquisition” means either (i) a competitive or non-competitive company, franchise system, network or chain directly or indirectly acquiring us, whether in whole or in part, including by asset or stock purchase, change of control, merger, affiliation or otherwise or (ii) us directly or indirectly acquiring another competitive or non-competitive company, franchise system, network or chain, whether in whole or in part, including by asset or stock purchase, change of control, merger, affiliation or otherwise. If we convert such business(es) to operate under the Marks, then for so long as such business(es) operate under the Marks within your Development Area: (i) you must provide support services to such business(es) and you will receive from us fifty percent (50%) of any royalties that we actually collect from such converted business(es); and (ii) any such converted business(es) shall count toward your Minimum Development Obligation.

4.TERM AND RENEWAL.
4.1Initial Term and Renewals. The term of this Agreement (the “Term”) shall be for a period of ten (10) years commencing on the Effective Date, unless sooner terminated in accordance with the provisions of Section 13. Regional Developer shall have the right to extend the Term for an additional period of ten (10) years on the conditions set forth in Section 4.2.

4.2Conditions to Renew. As conditions to renew, you must:

a.    Provide us with written notice (“Renewal Notice”) of your intent to renew the Rights granted pursuant to this Agreement not less than twelve (12) months, nor more than eighteen (18) months prior to the end of the Term.
b.    Pay a Renewal Fee equal to the greater of: a) 10% of the Royalties we actually receive and pay to you during the 12 consecutive months immediately preceding the date of the Renewal Notice; or b) 25% of the original Development Fee set forth in Section 7.
c.    Execute the Then Current form of Regional Developer Agreement, except the fee amounts and the fee splits stated within this Agreement will not change to your detriment (e.g. royalty percentage), and all other documents or instruments required by us in connection therewith, including a new mutually agreed upon Development Schedule based on then existing population, demographics and other market conditions. Notwithstanding that such the current form of the renewal Regional Developer Agreement may contain terms and conditions different from those contained in this Agreement.
d.    Be in material compliance with this Agreement (including strict compliance with this Agreement’s Minimum Development Obligation), the requirements as described in the Manuals, and all other agreements then in effect between us or our affiliates and any of our other policies.
e.    Be current with all financial obligations owed to us and any third party, including your landlord and other vendors of products or services to your Regional Developer Business.
f.    Prior to the expiration of the Term, (and not applicable if we were to grant a written waiver of your requirement to own a Location Franchise) upgrade, remodel and refurbish your Location Franchise, both exterior and interior, to comply with our then current image, equipment, technology and other standards and specifications as described in any of our Manuals, unless you Location Franchise’s Franchise Agreement was renewed or the Location Franchise has been upgraded as approved by us within one (1) year prior to the last day of this Agreement’s Term.
g.    Execute a mutual general release with us whereby all parties expressly reserve any and all rights to indemnification pursuant to Sections 15.2 hereof.
h.    Submit to us in a form and at a time designated by us prior to renewal, a business plan for the contemplated renewal term and attend a renewal meeting at our Headquarters.
i.    Consistent with Section 5, you and/or your general manager must successfully complete such “refresher” training at our current training center, or at other locations designated by us. The scope and content of such “refresher” training shall be determined by us. You shall be solely responsible for all travel expenses and related expenses in connection with such “refresher” course training.
4.3    Company’s Repurchase Option. Notwithstanding the foregoing, any time after five (5) full years from the Effective Date, Company has the option of repurchasing the Development Area and all of your Regional Developer rights associated with this Agreement for any opened and unopened Franchises within your Development Area (“Repurchase Option”). Company must notify Regional Developer in writing of Company’s intent to exercise its Repurchase Option    at least thirty (30) days prior to the date such option shall take effect (“Repurchase Notice”). The total number of Franchises for which Regional Developer has acquired the Development rights to open under this Agreement is set forth in Exhibit 1.
The Repurchase Option includes the acquisition of the following Franchise types on the date of the Repurchase Notice:
(a)all Franchises open and operating in the Development Area (“Opened Franchises”)*

(b)all active licenses granted through executed and active franchise agreements, but the applicable clinics have not yet opened (“Unopened Franchises”)
*Take note that on the date of the Repurchase Notice, any licenses or franchises agreements in the Development Area that have been terminated, or any clinics that have been opened and then closed, shall not be included in the calculation of the purchase price. Further, any Franchises that were opened in the Development Area prior to Regional Developer’s execution of this Agreement will be transferred to Company at no cost to Company if Company exercises its Repurchase Option.

Following delivery of the Repurchase Notice to Regional Developer, the parties shall negotiate in good faith to determine a purchase price for the Development Area (and associated rights set forth in this Agreement). In the event the parties cannot determine a purchase price within thirty (30) days following delivery of the Repurchase Notice, the parties agree during the subsequent thirty (30) day period to mutually select and retain the services of a third party valuation expert to determine a purchase price. The parties agree to mutually select and retain the third party valuation expert, to each timely pay 50% of the costs, and to be bound by the established purchase price (or in the event a range of purchase prices is established, to take the average of the low and the high purchase prices). The parties agree that the closing on the Repurchase Option shall occur within (30) days of the determination of the purchase price.
Failure by either party to actively and in good faith cooperate with the other party and the third party valuation expert shall constitute a default of the terms of this Agreement. In the event the Regional Developer fails to act in good faith as required above, the Company shall have the 30-day right to repurchase the Development Area in accordance with the following formula:
(a)$29,000 for each Opened Franchise; plus

(b)$7,250 for each Unopened Franchise

Company and Regional Developer agree to execute and deliver any and all documents or instruments required to effectuate the repurchase by the Company, including providing documents and information to the third party valuation expert and documenting the transaction of the Development Area through the execution of the Company’s standard form of “Asset Purchase Agreement”, which is attached at Exhibit G-2 to the Franchise Disclosure Document you received prior to your execution of this Agreement.
5.ADDITIONAL OBLIGATIONS OF COMPANY AND REGIONAL DEVELOPER.
5.1Regional Developer Training. This training program may include classroom training and/or hands-on training and will be conducted at our corporate headquarters in Scottsdale, Arizona, and/or at any other location(s) we designate. Before opening for business, your Owners and any others that will be directly involved in the operation of the Regional Developer Business, including a general manager, must attend and complete the initial training to our satisfaction and participate in all other activities we require before soliciting Franchisees in the Development Area. Although we provide this training at no additional cost to Regional Developer, Regional Developer must pay all travel and living expenses which it and its attendees incur.

If we determine that Regional Developer cannot complete initial training to our satisfaction, we may, at our option, either (1) require Regional Developer to attend additional training at Regional Developer’s expense (for which we may charge reasonable fees), or (2) terminate this Agreement.

Regional Developer shall participate in periodic webinars and sales calls scheduled by us for Regional Developer Businesses, and attend a national business meeting or convention of up to three days each year. We may also require Regional Developer to attend up to two (2) additional or refresher training courses each year at our corporate offices, or another location we designate. We may charge reasonable fees for these courses, conventions, webinars, sales calls, and programs. Regional Developer is responsible for all travel and living expenses.

5.2Regional Developer Manual.

(a)    We shall loan to Regional Developer one (1) copy of our Manual for Regional Developer Businesses (“Manual for RDs”). Regional Developer shall conduct all business activities in strict accordance with our standard operational methods and procedures as prescribed from time to time in the Manual for RDs. As used in the Agreement, the term “Manuals” shall be deemed to include the Manual for RDs delivered to Regional Developer, all amendments to the Manual for RDs, and all supplemental bulletins, notices, exhibits, and memoranda which prescribe standard methods or techniques of operation, and which we may from time to time deliver to Regional Developer.

(b)    We shall have the right to modify or supplement the Manuals. Such modifications and supplements shall be effective and binding on Regional Developer fifteen (15) days after Notice thereof is mailed or otherwise delivered to Regional Developer. Regional Developer acknowledges and agrees that modifications of and supplements to the Manuals may obligate Regional Developer to invest reasonable amounts of additional capital or incur reasonable higher operating costs.

(c)    The Manuals are our property and may not be duplicated, copied, disclosed or disseminated in whole or in part in any manner except with our express prior written consent. Regional Developer shall maintain the confidentiality of the Manuals. Upon the termination of this Agreement, Regional Developer shall return to us all copies of the Manuals in its possession or control.

5.3General Guidance and Site Assistance/Review.
(a)General. We will provide guidance to Regional Developer in the Manuals and other bulletins or other written materials, by electronic media, and/or by telephone consultation. If Regional Developer requests and we agree to provide additional or special guidance, assistance or training, Regional Developer must pay our then applicable charges, including our personnel per diem charges and any travel and living expenses.

(b)Site Assistance and Review.

(i)You shall submit to us for review each proposed site and proposed territory for each Franchisee prior to such Franchisee’s execution of any Franchise Agreement or lease for a proposed location inside of your Development Area (whether or not such proposed location is in connection with a new Location Franchise, a relocation of an existing Location Franchise, or a conversion to a Location Franchise). You shall comply with all of our requirements, policies and procedures as to site assistance, including participation in and assistance in conducting any market study required by us. You hereby acknowledge and agree that only we may approve of the territorial boundaries for any Franchisee’s territory.
(ii)Regarding the re-sale (transfer) of an existing Location, you must receive our prior written approval if and when you seek to communicate our modification of the territorial boundaries of any such existing Location Franchise.
(iii)You shall use your commercially-reasonable efforts to assist Franchisees in their execution of a premises lease with their landlord and shall ensure that our required lease language is contained within the lease or an addendum to the lease as required in the then-current form of Franchise Agreement or as specified by us in writing. You shall use your commercially-reasonable efforts to have the Franchisees provide us with a copy of the lease prior to execution for our approval.
(iv)You shall assist us with regard to each Franchisee’s execution of any and all documents related to the selling, opening, and operating of a Location Franchise.
(v)Notwithstanding the site assistance responsibilities delegated by us to you above, we may mutually agree during the Term to collaborate on the following items listed below; however we reserve the unrestricted right, during the Term of this Agreement and within your Development Area to do all of the following if you fail to satisfy the Minimum Development Obligation, at which time our right to conduct these responsibilities becomes unrestricted:
A.search for and consider potential site locations for possible Location Franchises;
B.acquire real estate rights, under a letter of intent, lease, sublease, or otherwise (as owner, lessor, sub-lessor, or otherwise) for potential site locations for Location Franchises;
C.assign, lease, sub-lease, or otherwise any real estate rights directly to franchisees or prospective franchisees or option holders;
D.notify (directly or through you) existing franchisees or prospective Franchisees of potential site locations for Location Franchises so that they may consider acquiring real estate rights for such site locations; and
E.require that you visit, evaluate and complete any required site review for us on any potential site locations that we have identified to become Location Franchises.
5.4Franchise Registration and Disclosure. Neither Regional Developer nor any representative of Regional Developer shall solicit prospective Franchisees of Location Franchises until we have registered our current Franchise Disclosure Document in applicable jurisdictions in the Development Area and have provided Regional Developer with the requisite documents, or at any time when we notify Regional Developer that our registration is not then in effect or our documents are not then in compliance with applicable law. If Regional Developer’s activities pursuant to this Agreement require the preparation, amendment, registration, or filing of information or any disclosure or other documents, then all requisite disclosure documents, ancillary documents, and registration applications shall be prepared and filed by us or our designee, and registration secured, before Regional Developer may solicit prospective Franchisees for Location Franchises. Costs of such registration applicable to Regional Developer shall be borne by Regional Developer. In particular, Regional Developer shall:

(a)    prepare and forward to us verified financial statements of Regional Developer in such form and for such periods as shall be designated by us, including audited financial statements, if necessary and appropriate to comply with applicable legal disclosure, filing or other legal requirements;

(b)    promptly provide all information reasonably required by us to prepare all requisite disclosure documents and ancillary documents for the offering of franchises throughout the Development Area; and

(c)    execute all documents required by us for the purpose of registering Regional Developer and us to offer franchises throughout the Development Area.

Regional Developer agrees to review all information pertaining to Regional Developer prepared to comply with legal requirements for selling franchises in the Development Area and verify its accuracy if so requested by us. Regional Developer acknowledges that we and our affiliates and designees shall not be liable to Regional Developer for any errors, omissions or delays which occur in the preparation of such materials.

5.5Investigation and Qualification of Prospective Franchisees.

(a)    Each Location Franchise opened by a Franchisee pursuant to this Agreement shall be the subject of a separate Franchise Agreement with us, upon our then current form. Regional Developer shall have no right to modify or offer to modify any Franchise Agreement or other contract.

(b)      Regional Developer shall be responsible for disclosing (or re-disclosing, when there are updates or supplements) to prospects our most current form of the Franchise Disclosure Document.

(c)If we shall approve a Franchisee and a prospective franchise location, Regional Developer shall transmit to such Franchisee for execution copies of our then-current Franchise Agreement pertaining to the approved site and providing for a protected territory surrounding said Location Franchise, as determined by us.

(d)Regional Developer shall investigate the qualifications of each prospective Franchisee and the suitability of each prospective franchise location in the Development Area in accordance with our standards, policies and procedures relating to qualification of Franchisees then in effect, and shall obtain all information required of prospective Franchisees by us.

(e)    After Regional Developer is satisfied that a prospective Franchisee meets the standards established by us, Regional Developer may recommend to us the approval of such prospective Franchisee. Regional Developer shall then furnish to us all information relating to the prospective Franchisee which shall be required by us in the form and manner customarily required by us.

(f)    We may thereafter conduct or obtain such credit reports and background checks on prospective franchisees as we deem necessary or convenient. We may then approve or disapprove a prospective franchisee for any reason and may seek further information with respect to the prospective Franchisee. Regional Developer shall cooperate with us in any further investigation of the prospective Franchisee. If we shall reject a prospective Franchisee, we shall provide Regional Developer with a written explanation of the reasons therefor.

(g)    Regional Developer shall deliver to us a copy of all correspondence with Franchisees that is material to the franchise relationship, concurrently with its being sent or received by Regional Developer.

5.6Training and Support.

(a)    Initial and Ongoing Assistance to Franchisees.

Unless we designate otherwise, you shall provide Franchisees with such initial and ongoing assistance, supervision, training and other services as we delegate to you as specified in the Manuals or other written directives to you, including the following responsibilities:

(i)You shall provide initial and ongoing training to Franchisees within the Development Area pursuant to Section 5.6(b) below.
(ii)You shall comply with all aspects of our Opening Process as set forth in the Manuals and as prescribed by us from time to time.
(iii)You shall perform field support and coordination responsibilities for Franchisees within the Development Area and shall act as a liaison to facilitate communication between Franchisees and us.
(iv)You shall at all times employ a sufficient number of qualified staff, and shall maintain adequate office facilities to: (i) satisfy the Minimum Development Obligation and (ii) supervise, assist, train and provide services to Franchisees in the Development Area, as required by this Agreement and the Manuals.
(v)All Owners owning at least a thirty percent (30%) equity stake in you shall at your expense, attend such conferences and meetings as required by us from time to time, including, without limitation, each franchisee convention.
(vi)You shall assist us to collect from Franchisees within your Development Area the following: Royalty, National Marketing Fee, or any other fees due to us or any affiliate of us.
(vii)You shall assist us in the enforcement and compliance by each Franchisee within your Development Area as to the proper maintenance and submission of records and reports as set forth in the Franchise Agreement and the Manuals. You shall assist us to inspect and review each Franchisee’s Location Franchise located within your Development Area to achieve the Franchisee’s compliance with our specifications and standards, systems, operation manuals and the terms of their Franchise Agreement.
(viii)You shall, in our determination, conduct or assist us with operational review of any Franchisees within your Development Area, as well as provide us with ongoing information, as requested from time to time by us, subject to your ability to obtain such information concerning any Location Franchise within your Development Area.
(ix)You shall comply with the Manuals, Specifications and Standards, and our Systems provided from time to time by us describing your responsibilities pertaining to the sales, transfer or renewal of a Franchisee’s Franchise Agreement for franchises within the Development Area.
(x)You shall conduct networking meetings, on-site visits, and provide ongoing communication to the Franchisees within your Development Area.
(xi)You shall provide coordination to Franchisees who do any of the following within your Development Area: (i) open a new Location Franchises; (ii) remodel a Location Franchise; (iii) relocate a Location Franchise; (iv) convert a competitor into a Location Franchise; and/or (v) conduct an upgrade to a Location Franchise within your Development Area.
(xii)You shall provide the support and assistance to Franchisees in the Development Area as set forth in the Manuals, the Standards and Specifications, the Systems, this Agreement, or as otherwise communicated by us to you in writing from time to time.
(xiii)We may from time to time, as mutually agreed upon by the parties, relieve you from the duty to provide the initial and on-going support and coordination to Franchisees in the Development Area stated within this Section 5.6. You hereby agree that we do not have to pay you any portion of fees (including any fees stated in Section 8.2 of this Agreement) that we actually Collect from Franchisees in the Development Area during the relief period.
(b)    Training Programs Provided to Franchisees.

(xiv)You shall provide training programs for Franchisees within the Development Area in accordance with the procedures set forth in this Agreement, the Franchise Agreement, the Manuals, our Standards and Specifications, the Systems, and you shall distribute to the Franchisee the training and other materials made available by us to you.

(xv)You shall provide Franchisees in the Development Area with additional training as may be required by us from time to time and you shall be solely responsible for all expenses associated with such additional training.
(xvi)You shall promote and facilitate cooperation between us and any Franchisee as required by the Manuals, including but not limited to the following:
A.Ensuring that Franchisees stay advised of activities conducted by us in support to the System;
B.Pursuant to the Manuals or as communicated to you by us in writing, scheduling and conducting meetings of Franchisees in the Development Area to distribute, review and explain materials provided by us to its franchisees and to provide a forum for Franchisees to share information and ideas;
C.Ensuring that we are advised of any and all major issues or problems raised at any franchisee meetings or otherwise in the Development Area;
D.You shall notify us immediately of any Location Franchise located within the Development Area that is operated by a person or contains individuals who have not successfully completed all training programs as required from time to time; and
E.All training provided by you to Franchisees must be conducted by personnel that have successfully completed our applicable training.
5.7    Inspection of Location Franchises and Operations. Regional Developer shall conduct inspections of all of the Location Franchises in the Development Area, and of its operations and the review of the operations of all Location Franchises in the Development Area, in accordance with the standards from time to time established by us, upon such schedules and according to such procedures as shall be agreed upon by us and Regional Developer, acting in good faith, but, in any event, at least the minimum number of times each calendar quarter prescribed in the Manual for RDs. Regional Developer shall provide reports to us with respect to the findings of such inspections, in such form and at such time as we shall require. We reserve the right to conduct periodic reviews or inspections of your Regional Developer Business operations to ensure that you are in compliance with this Agreement, the Manual for RDs, standards, and any of our other written directives to you.

5.8Marketing and Promotion. Regional Developer shall participate in all promotion and marketing activities required by us of our Regional Developers, as required in the Franchise Agreements, or otherwise. In addition:
(a)You shall assist Franchisees to establish, support and remain members in good standing of the National Advertising Fund and any applicable Co-ops within the Development Area.
(b)You shall monitor the Franchisees’ advertising within the Development Area for compliance with our standards and specifications (including required advertising expenditures), systems, operation manuals, or as otherwise specified in writing by us from time to time.
(c)You shall promote and support all national media advertising campaigns initiated by us and otherwise provide such assistance and support to Franchisees regarding the advertising and marketing of their Location Franchises.
(d)You shall assist Franchisees with the Grand Opening planning and execution for their Location Franchises, including the collection of at least two hundred (200) leads from prospective new patients prior the opening of their Location Franchise(s).
5.9Operation of a Location Franchise. You must own, operate and maintain at least one Location Franchise within your Development Area throughout the term of this Agreement. You must execute a Franchise Agreement and pay our then-current initial franchise fee for Location Franchise at the same time you execute this Agreement. The following requirements will apply to such Location Franchise: (a) the business must be located within your Development Area, unless we agree otherwise; and (b) you shall be required to remit the Royalty Fee, as that term is defined in your Franchise Agreement, and any other fees due to us or our affiliates pursuant to the terms of said agreement, and receive the reimbursement pursuant to the terms of this Agreement. The Initial Franchise Fee for the Location Franchise you own and operate in the Development Area will not be covered by the Initial Regional Developer Fee paid to us pursuant to this Agreement.

5.10Report of Material Franchisee Violations. If you receive notice, or are informed, of any material violation or breach by any Franchisee within your Development Area of the manuals, standards and specifications, systems, or applicable Franchise Agreement, you must promptly notify us in writing of the same.

6.OPERATING STANDARDS.
6.1     Standard of Service. Regional Developer shall at all times give prompt, courteous and efficient service to Location Franchises in the Development Area. Regional Developer shall, in all dealings with Franchisees, prospective Franchisees and the public, adhere to the highest standards of honesty, integrity, fair dealings and ethical conduct.

6.2    Compliance with Laws and Good Business Practices. Regional Developer shall secure and maintain in force all required licenses, permits and certificates relating to Regional Developer’s activities under this Agreement and operate in full compliance with all applicable laws, ordinances and regulations. Regional Developer acknowledges being advised that many jurisdictions have enacted laws concerning the advertising, sale, renewal and termination of, and continuing relationship between parties to a franchise agreement, including, without limitation, laws concerning disclosure requirements. Regional Developer agrees promptly to become aware of and to comply with all such laws and legal requirements in force in the Development Area and to utilize only disclosure documents that we have approved for use in the applicable jurisdiction.

6.3    Accuracy of Information. Before it solicits any prospective franchisee, Regional Developer shall each time take reasonable steps to confirm that the information contained in any written materials, agreements and other documents related to the offer or sale of franchises is true, correct and not misleading at the time of such offer or sale and that the offer or sale of such franchise will not at that time be contrary to or in violation of any applicable state law related to the registration of the franchise offering. We shall provide Regional Developer with any changes to our disclosure documents and other agreements on a timely basis and, upon request, provide Regional Developer with confirmation that the information contained in any written materials, agreements or documents being used by Regional Developer is true, correct and not misleading, except for information specifically relating to disclosures regarding Regional Developer. If Regional Developer notifies us of an error in any information in our documents, we shall have a reasonable period of time to attempt to correct any deficiencies, misrepresentations or omissions in such information.

6.4    Notification of Litigation. Regional Developer shall notify us in writing within five (5) days after the commencement of any action, suit, arbitration, proceeding, or investigation, or the issuance of any order, writ, injunction, award and decree, by any court agency or other governmental instrumentality, which names Regional Developer or any of its Owners or otherwise concerns the operation or financial condition of Regional Developer, the Regional Developer Business or any Franchisee.

6.5    Insurance. Regional Developer shall at all times during the term of this Agreement maintain in force, at Regional Developer’s sole expense, insurance written on an occurrence basis for the Regional Developer Business of the types, in the amounts and with such terms and conditions as we may from time to time prescribe in the Regional Developer Manual or otherwise. All of the required insurance policies shall name us and affiliates designated by us as additional insured, contain a waiver of the insurance company’s right of subrogation against us and the designated affiliates, and provide that we will receive thirty (30) days’ prior written notice of termination, expiration, cancellation or modification of any such policy. You are responsible for any and all claims, losses or damages, including to third persons, originating from, in connection with, or caused by your failure to name us as an additional insured on each insurance policy. You agree to defend, indemnify and hold us harmless of, from, and with respect to any such claims, loss or damage arising out of your failure to name us as additional insured, which indemnity shall survive the termination or expiration and non-renewal of this Agreement.

Notwithstanding the existence of such insurance, you are and will be responsible for all loss or damage and contractual liability to third persons originating from or in connection with the operation of the Regional Developer franchise, and for all claims or demands for damages to property or for injury, illness or death of persons directly or indirectly resulting therefrom; and you agree to defend, indemnify and hold us harmless of, from, and with respect to any such claims, loss or damage, which indemnity shall survive the termination or expiration and non-renewal of this Agreement. In addition to the requirements of the foregoing paragraphs of this Paragraph 6.5, you must maintain any and all insurance coverage in such amounts and under such terms and conditions as may be required in connection with your lease or purchase of any premises used to operate your Regional Developer franchise.

Your obligation to maintain insurance coverage as described in this Agreement will not be reduced in any manner by reason of any separate insurance we maintain on our own behalf, nor will our maintenance of that insurance relieve you of any obligations under this Agreement.

If you fail to pay the premiums for insurance required to operate your franchise, we may obtain insurance for you and you will be required to reimburse us within ten (10) days of receipt of a demand for reimbursement from us. We will have the right to debit your account the amounts owed to us for such premiums if you fail to pay us within ten (10) days of our request for reimbursement.

6.6    Proof of Insurance Coverage. Regional Developer will provide proof of insurance to us before beginning operations of its Regional Developer Business. This proof will show that the insurer has been authorized to inform us in the event any policies lapse or are cancelled or modified. We have the right to change the types, amount and terms of insurance that Regional Developer is required to maintain by giving Regional Developer prior reasonable notice. Noncompliance with these insurance provisions shall be deemed a material breach of this Agreement, and in the event of any lapse in insurance coverage, we shall have the right, in addition to all other remedies, to demand that Regional Developer cease operations of its Regional Developer Business until coverage is reinstated or, in the alternative, to pay any delinquencies in premium payments and charge the same back to Regional Developer.

6.7    Advertising Requirement and Cooperatives. You must meet the minimum advertising requirement we establish for your Regional Developer Business (“Minimum Advertisement Requirement”). We will establish the Minimum Advertising Requirement at the time you sign this Agreement. However, your Minimum Advertising Requirement will be no event be less than $750 per month, or $9,000 per year per Development Area owned by you. You may be required to provide receipts to show you are meeting this requirement. We reserve the right to increase the Minimum Advertisement Requirement for your Regional Developer Business if we determine that it is necessary for you to meet your Minimum Development Obligation. We may require you to submit to corporate your yearly lead generation marketing plan for review and approval.

If one is created, you will be required to join and participate in an Advertising Cooperative (“Co-op”), which is an association of Regional Developers who are located within a Designated Market Area (“DMA”). A DMA is a geographic area around a city in which the radio and television stations based in that city account for a greater proportion of the listening/viewing public than those based in the neighboring cities. One function of the Co-op is to establish a local advertising pool, of which the funds must be used for advertising only and for the mutual benefit of each Co-op member. We have the right to specify the manner in which any Co-ops are organized and governed, and require any and all Co-ops to be legal entities of the state where they are located. Co-ops must operate according to written bylaws which have been approved by us. Co-ops must provide us a copy of their organizational documents and bylaws prior to commencing any marketing or other activities. Currently, there are no Co-ops, however, if established, each Regional Developer must contribute to a Co-op according to the Co-op’s rules and regulations, and bylaws, as determined by its members. Amounts contributed to Co-ops may be considered as spent toward your Minimum Advertising Requirement under this Agreement, if appropriately documented and spent according to our defined criteria for advertising.

6.8Approval of Advertising. Prior to their use by Regional Developer, samples of all advertising and promotional materials not prepared or previously approved by us shall be submitted to us for approval, which approval shall not be unreasonably withheld. Regional Developer shall not use any advertising or promotional materials that we have not approved or have disapproved. Regional Developer acknowledges and understands that certain states require the filing of franchise sales advertising materials with the appropriate state agency prior to dissemination. Regional Developer agrees fully and timely to comply with such filing requirements at Regional Developer’s own expense unless such advertising has been previously filed with the state by us. We may charge Regional Developer for the costs incurred by us in printing large quantities of advertising and marketing materials supplied by us to Regional Developer at Regional Developer’s request. We may require you to submit to corporate your yearly lead generation marketing plan for review and approval.

6.9Websites. As used in this Agreement, the term “Website” means an interactive electronic document contained in a network of computers linked by communications software that refers to the Franchise Locations, Regional Developers, the System, or the Marks. The term “Website” includes, but is not limited to, Internet and World Wide Web pages. In connection with any Website, Regional Developer agrees to the following:

(a)    Regional Developer shall not operate or establish a Website separate from our Website. All franchise leads should be directed to www.thejointfranchise.com. We shall have the right, but not the obligation, to designate one or more web page(s) to describe Regional Developer. Such web pages(s) will most likely be located on our Website.

6.10Accounting, Bookkeeping and Records. Regional Developer shall maintain at its business premises in the Development Area all original invoices, receipts, checks, contracts, licenses, acknowledgement of receipt forms, and bookkeeping and business records we require from time to time. Regional Developer shall furnish to us, within one hundred twenty (120) days after the end of Regional Developer’s fiscal year, a balance sheet and profit and loss statement (audited by a CPA, if requested by us) for Regional Developer’s Business for such year (or a monthly or quarterly statement if required by us, in which case such statements also shall reflect year-to-date information). In addition, upon our request, within ten (10) days after such returns are filed, exact copies of federal and state income, sales and any other tax returns and such other forms, records, books and other information as we periodically require regarding Regional Developer’s Business, shall be furnished to us. Regional Developer shall maintain all records and report of the business conducted pursuant to this Agreement for at least two (2) years after the date of termination or expiration of this Agreement.

6.11Reports and Annual Business Plan.

(a)    Reports. Regional Developer shall, as often as required by us, deliver to us a written report of its Regional Developer Business activities in such form and detail as we may from time to time specify, including information about efforts to solicit prospective Franchisees, the status of pending real estate transactions and the status of Location Franchises.

(b)    Annual Business Plan. On or before the one-hundred and twentieth (120th) day following each calendar year (or fiscal year, if you are on a non-calendar fiscal year) during the Term, you shall submit an annual business plan in the form designated by us. If you have a business plan on file with us, an update of such business plan, in the form designated by us will satisfy this requirement

6.12Computer Systems. You are not required to purchase any particular computer system, operating software or hardware to operate your Regional Developer Business, however, you will be required to use a computer and printer to operate your Regional Developer Business, and need to have access to a broadband Internet connection in order to operate your Regional Developer Business.

6.13Technology Systems.
(a)Generally. You must acquire and utilize all information and communication technology systems that we specify from time to time, including, without limitation, computer systems, webcam systems, telecommunications systems, security systems, disclosure systems, electronic signature systems and similar systems,, together with the associated hardware, software (including cloud-based software) and related equipment, software applications, mobile apps, and third-party services relating to the establishment, use, maintenance, monitoring, security or improvement of these systems (collectively referred to as the “Technology Systems”). The Technology Systems may relate to matters such as purchasing, pricing, accounting, order entry, inventory control, contact management, delivery of Franchise Disclosure Documents, document preparation, facilitation of electronic signatures, security, information storage, retrieval and transmission, customer information, customer loyalty, marketing, communications, copying, printing and scanning, or any other business purpose that we deem appropriate. We may require that you, at your expense, acquire new or substitute Technology Systems, and/or replace, upgrade or update existing Technology Systems, upon reasonable prior notice.
(b)Use and Access. You must utilize your Technology Systems in accordance with the Manual. You may not load or permit any unauthorized programs or games on your Technology Systems. You must ensure that your employees are adequately trained in the use of the Technology Systems. You agree to take all steps necessary to enable us to have independent and unlimited access to the operational data collected through your Technology Systems, including information regarding your revenues and expenses. Upon our request, you agree to provide us with the user IDs and passwords for your Technology Systems, including upon termination or expiration of this Agreement.
(c)Disruptions. You are solely responsible for protecting against computer viruses, bugs, power disruptions, communication line disruptions, internet access failures, internet content failures, date-related problems, and attacks by hackers and other unauthorized intruders. Upon our request, you must obtain and maintain cyber insurance and business interruption insurance for technology disruptions.
(d)Fees and Costs. You are responsible for all fees, costs and expenses associated with acquiring, licensing, utilizing, updating and upgrading the Technology Systems. Certain components of the Technology Systems must be purchased or licensed from third party suppliers. We and/or our affiliate may develop proprietary software, technology or other components of the Technology Systems that will become part of our

System. If this occurs: (i) you agree to pay us (or our affiliate) commercially reasonable licensing, support and maintenance fees; and (ii) upon our request, you agree to enter into a license agreement with us (or our affiliate) in a form that we prescribe governing your use of the proprietary software, technology or other component of the Technology Systems. We also reserve the right to enter into master agreements with third-party suppliers relating to any components of the Technology Systems and then charge you for all amounts that we must pay to these suppliers based upon your use of the software, technology, equipment, or services provided by the suppliers. The “technology fee” includes all amounts that you must pay us or our affiliates relating to the Technology Systems, including amounts paid for proprietary items and amounts that we collect from you and remit to third-party suppliers based on your use of their systems, software, technology or services. The amount of the technology fee may change based upon changes to the Technology Systems or the prices charged by third-party suppliers with whom we enter into master agreements. The technology fee does not include any amounts that you directly pay to third party suppliers for any component of the Technology Systems. The technology fee is due 10 days after invoicing or as otherwise specified by us from time to time.
6.13    Management of Business. You must personally participate in the direct operation of your Regional Developer Business. If you do not personally participate in the direct operation of your Regional Developer Business on a full-time basis, then you are obligated to have a fully trained Manager operate the franchise. We believe that only a person with an equity interest can adequately ensure that our standards of quality and competence are maintained. We required that you be directly involved in the day-to-day operations and utilize your best efforts to promote and enhance the performance of the Regional Developer Business.

Any Manager you employ at the launching of your franchise operations must complete the initial management-training course required by the Company. All subsequent Managers must be trained fully according to our standards by either the franchise owner or the Company. However, the Company may charge a fee for this additional training.

7.DEVELOPMENT FEE; SHARING OF COSTS IN THE DEVELOPMENT AREA.

    7.1    Regional Developer shall pay to us a non-refundable “Development Fee” of ____________________________________________________ Dollars ($ _______________), payable upon execution of this Agreement.
7.2    Regional Developer shall pay us, on demand, one-half (1/2) of documented Model Defense Costs (the “RD Expense Share” (as further set forth at Section 7.3 below)). For purposes of this Section 7, “Model Defense Costs” shall mean documented third-party expenses (including without limitation, attorneys’ fees and applicable court or expert witness costs) incurred by the Company to defend threats to The Joint business model in the Development Area arising from newly enacted or proposed, revised or otherwise amended restrictions, legislation, rules, ordinances, and other administrative, state, or governmental actions attempted to be put in place at the Federal, State, County, or local level governing all or a portion of the Development Area, including potential actions by the applicable state Chiropractic Board or similarly named entity that governs Chiropractic practice in all or a portion of the Development Area. The RD Expense Share shall be due upon demand from the Company, so long as the demand includes documentation of all third-party costs and expenses incurred and paid by the Company that comprise the Model Defense Costs (the “Expense Notice”). If the Regional Developer does not pay the RD Expense Share to the Company within fifteen (15) days of receipt of the Expense Notice, so long as the Company provides prior written notice to Regional Developer, the Company may offset all or a portion of the RD Expense Share detailed in the Expense Notice against monies due and owing the Regional Developer under Section 8 below.

7.3    Regional Developer shall pay us, on demand as set forth above, the RD Expense Share of one-half (1/2) of documented costs and expenses in the event that: (i) the Company in its sole discretion agrees to pay a Franchisee in the Development Area any amount arising from the termination of that Franchisee’s franchise agreement (or if the Company waives collection of any amount to which it is entitled), (ii) a court or arbitrator of competent jurisdiction determines that the Company must pay that Franchisee any amount (or that the Company must waive collection of any amount to which it is entitled); or (iii) the Company otherwise suffers a loss or damages in connection with a Franchisee in the Development Area.

8.PAYMENTS TO REGIONAL DEVELOPER.
8.1Initial Fee Commission and Conditions of Payment. During the term of this Agreement, Regional Developer shall be paid a commission, as set forth in this Section, paid from the initial franchise fees paid by

Franchisees and/or Regional Developer for the purchase of Location Franchises to be located within the Development Area (the “Initial Fee Commission”), subject to fulfillment of the following conditions: (a) the Franchisee (or Regional Developer) executes a Franchise Agreement with us and an initial franchise fee has been paid to and actually received by us (we shall not be deemed to have received any fees paid into escrow, if applicable, until such fees actually have been remitted to us); and (b) Regional Developer has complied with all of its other obligations under this Agreement with respect to such sale and has verified the same to us in writing in a form prescribed by us. The Initial Fee Commission shall be fifty percent (50%) of the initial franchise fee for each Location Franchise that is sold pursuant to this Agreement minus any referral fees or sales commissions, if any, and will be payable to Regional Developer within twenty (20) days after the conditions of this Section 8.1 have been fulfilled. In addition, Regional Developer shall be entitled to a commission of 50% of any transfer and/or renewal fees Company collects from Location Franchises within the Development Area.

If we are required to refund any portion of the initial franchise fees paid by the Franchisee for the purchase of a Location Franchise, Regional Developer shall share fifty percent (50%) of the refunding responsibility.

If we and you mutually agree for us to relieve you of your franchise sales responsibilities and if we (or our designees) undertake said responsibility in originating and closing the sales lead which results in a sale of a Location Franchise located in the Development Area, then we shall pay to you a commission equal to twenty-five percent (25%) of the initial franchise fee we actually collect. If we decide to offer initial Franchisees a limited time promotional discount of the initial franchise fee, then you hereby agree to your share of any such reduced fee shall also be reduced proportionately.

8.2Commissions on Royalty Fees. We shall pay to Regional Developer, on or before the 20th day of each month, 42.957% of the royalty fees (which excludes advertising and marketing fees) actually received by us from each Location Franchisee located in the Development Area during the applicable period pursuant to their Franchise Agreement (“Royalty Fees”). Notwithstanding the foregoing, if Regional Developer has failed to conduct the periodic inspections described in Section 5.7 and failed to perform in any material respect, with respect to one (1) or more Franchisees located in the Development Area, the other services described in Section 5 to be provided to Franchisees located in the Development Area during any applicable month, then Regional Developer shall not be entitled to receive commissions on Royalty Fees with respect to such Franchisees for the period during which reports or services were not provided.

8.3Commissions After Termination. All payments under this Section 8 shall immediately and permanently cease after the expiration or termination of this Agreement, although Regional Developer shall receive all amounts which have accrued to Regional Developer as of the effective date of expiration or termination.

8.4Application of Payments. Our payments to Regional Developer shall be based on amounts actually collected from Franchisees, not on payments accrued, due or owning. In the event of termination of a Franchise Agreement for an Location Franchise within the Development Area, we shall apply any payments received from a Franchisee to pay past due indebtedness of that Franchisee for Royalty Fees, advertising contributions, purchases from us or our affiliates, interest or any other indebtedness on that Franchisee to us or our affiliates. To the extent that such payments are applied to a Franchisee’s overdue Royalty Fee payments, Regional Developer shall be entitled to its pro rata share of such payments, less its pro rata share of the costs of collection paid to third parties.

8.5Setoffs and Refunds. Regional Developer shall not be allowed to set off amounts owed to us for fees or other amounts due under this Agreement against any monies owed to Regional Developer by us, which right to set off is hereby expressly waived by Regional Developer. We shall be allowed to set off against amounts owed to Regional Developer for commissions, Royalty Fees or other amounts due under this Agreement any monies owed to us by Regional Developer. In the event that we are required to refund any monies paid to us by a Franchisee within your Development Area, you agree to refund or return to us any monies your have received from us relating to such Franchisee.

9.MARKS.
9.1Ownership and Goodwill of Marks. Regional Developer’s right to use the Marks is derived only from this Agreement and is limited to Regional Developer’s operation of its Regional Developer Business. Regional Developer’s unauthorized use of the Marks is a breach of this Agreement and infringes our rights in the Marks. Regional Developer acknowledges and agrees that Regional Developer’s use of the Marks and any goodwill established by that use are for our exclusive benefit and that this Agreement does not confer any goodwill or other interests in the Marks upon Regional Developer (other than the right to operate a Regional Developer Business under this Agreement). All provisions of this Agreement relating to the Marks apply to any additional and substitute trademarks and service marks we authorize Regional Developer to use.

9.2Limitations on Regional Developer’s Use of Marks. Regional Developer may not use any Mark: (1) as part of any corporate or legal business name; (2) with any prefix, suffix or other modifying words, terms, designs, symbols other than logos we have licensed to Regional Developer; (3) in selling any unauthorized services or products; (4) as part of any domain name, electronic address or search engine, without our consent; or (5) in any other manner we have not expressly authorized in writing. Regional Developer may not use any Mark in advertising the transfer, sale or other disposition of Regional Developer’s business under this Agreement or an ownership interest in Regional Developer (if a corporation, partnership, limited liability company or another business entity holds the franchise at any time during this Agreement’s term) without our prior written consent.

9.3Notification of Infringements and Claims. Regional Developer agrees to notify us immediately of any apparent infringement of or challenge to Regional Developer’s use of any Mark, or of any person’s claim of any rights in any Mark, and not to communicate with any person other than us and our attorneys and Regional Developer’s attorneys regarding any infringement, challenge or claim. We may take action we deem appropriate (including no action) and control exclusively any litigation, U.S. Patent and Trademark Office proceeding or other administrative proceeding arising from any infringement, challenge or claim or otherwise concerning any Mark. Regional Developer agrees to sign any documents and take any actions that, in the opinion of our attorneys, are necessary or advisable to protect and maintain our interests in any litigation or Patent and Trademark Office or other proceeding or otherwise to protect and maintain our interests in the Marks.

9.4Discontinuance of Use of Marks. If we believe at any time that it is advisable for us and/or Regional Developer to modify or discontinue using any Mark and/or use one or more additional or substitute trademarks or service marks, Regional Developer agrees to comply with our directions within a reasonable time after receiving noticed. We need not reimburse Regional Developer for Regional Developer’s expenses in complying with these directions, for any loss of revenue due to any modified or discontinued Mark, or for Regional Developer’s expenses of promoting a modified or substitute trademark or service mark.

9.5Indemnification For Use of Marks. We agree to indemnify and reimburse Regional Developer against and for all damages for which Regional Developer is held liable in any trademark infringement proceeding arising out of Regional Developer’s authorized use of any Mark pursuant to and in compliance with this Agreement, and for all costs Regional Developer reasonably incurs in the defense of any such claim in which Regional Developer is named as a party, so long as Regional Developer has timely notified us of the claim, and have otherwise complied with this Agreement. At our option, we may defend and control the defense of any proceeding relating to any Mark.

10.CONFIDENTIAL INFORMATION.
We possess (and may continue to develop and acquire) certain confidential information relating to the development and operation of Location Franchises and Regional Developer Businesses (the “Confidential Information”), which includes (without limitation):

(1)site selection criteria;

(2)methods, formats, specifications, standards, systems, procedures, sales and marketing techniques, knowledge and experience used in developing and operating Location Franchises and Regional Developer Businesses;

(3)marketing research and promotional, marketing and advertising programs for Location Franchises and Regional Developer Businesses;

(4)knowledge of specifications for and suppliers or, and methods of ordering, certain operating assets and products that Location Franchises and Regional Developer Businesses use;

(5)knowledge of the operating results and financial performance of Location Franchises and Regional Developer Businesses;

(6)customer communication and retention programs, along with data used or generated in connection with those programs; graphic designs and related intellectual property;

(7)information generated by or used or developed in the operation of Location Franchises and Regional Developer Businesses, including customer names, addresses, telephone numbers and related information; and

(8)any other information designated confidential or proprietary by us.

Regional Developer acknowledges and agrees that by entering into this Agreement, Regional Developer will not acquire any interest in Confidential Information, other than the right to use certain Confidential Information in accordance with this Agreement, and that Regional Developer’s use of any Confidential Information in any other business would constitute an unfair method of competition with us and our franchisees. Regional Developer further acknowledges and agrees that the Confidential Information is proprietary, includes our trade secrets, and is disclosed to Regional Developer only on the condition that Regional Developer agrees, and it does agree, that Regional Developer:

(1)will not use any Confidential Information in any other business or capacity;

(2)will keep the Confidential Information absolutely confidential during and after this Agreement’s term;

(3)will not make unauthorized copies of any Confidential Information disclosure via electronic medium or in written or other tangible form;

(4)will adopt and implement all reasonable procedures that we periodically prescribe to prevent unauthorized use or disclosure of Confidential Information, including, without limitation: (i) restricting its disclosure to Regional Developer’s personnel and Franchisees needing to know such Confidential Information in order to develop and operate the Location Franchises; and (ii) requiring those having access to Confidential Information to sign confidentiality and non-disclosure agreements. We have the right to regulate the form of agreement that Regional Developer uses and to be a third party beneficiary of that agreement with independent enforcement rights; and

(5)will not sell, trade or otherwise profit in any way from the Confidential Information, except using methods approved by us.

All ideas, concepts, techniques or materials relating to a Location Franchise or Regional Developer Business, whether or not protectable intellectual property and whether created by or for Regional Developer or its employees, must be promptly disclosed to us and will be deemed to be our sole and exclusive property and works made-for-hire for us. To the extent any item does not qualify as a “work made-for-hire” for us, by this paragraph, Regional Developer assigns ownership of that item, and all related rights to that item, to us and agrees to sign whatever assignment or other documents we request to evidence our ownership or to help us obtain intellectual property rights in the item.

“Confidential Information” does not include information, knowledge or know-how which is or becomes generally known in business consulting industry or which Regional Developer knew from previous business experience before we provided it to Regional Developer (directly or indirectly) or before Regional Developer attended our initial training program. If we include any matter in Confidential Information, anyone who claims that it is not Confidential Information must prove that the exclusion in this paragraph is fulfilled.

11.ASSIGNABILITY.
11.1Assignability by Company.

(a)    We shall have the right, but not the obligation, to cause a subsidiary or affiliate of ours to perform any or all of our obligations and exercise any or all of our rights under this Agreement and under any Franchise Agreement, and to require regional Developer to perform any or all of its obligations hereunder, in favor or such subsidiary or affiliate, by delivery of written Notice thereof to Regional Developer.

(b)    We shall have the right to assign this Agreement, or any of our rights and privileges under this Agreement to any other person, firm or corporation, other than a subsidiary or affiliate of ours, without Regional Developer’s prior consent, and we shall not be liable for any obligations accruing under this Agreement after the effective date of such assignment; provided the assignee shall expressly assume and agree to perform our obligations under this Agreement and is reasonably capable of performing them.

11.2Assignments by Regional Developer.

(a)    We have entered into this Agreement in reliance upon and in consideration of the singular personal skills, character, aptitude, business ability, financial capacity and qualifications of Regional Developer and the trust and confidence reposed in Regional Developer or, in the case of a business entity Regional Developer, its owners (individually, an “Owner”). Therefore, neither Regional Developer’s interest in this Agreement nor any of its rights or privileges hereunder shall be assigned or transferred, voluntarily or involuntarily, in whole or in part, by operation of law or otherwise, in any manner, without our prior written approval.

(b)    Any assignment or transfer without our approval is a breach of this Agreement and has no effect. In this Agreement, the term “transfer” includes any voluntary, involuntary, direct or indirect assignment, sale, gift or other disposition and includes the following events:

(1)    transfer of record or beneficial ownership of capital stock in Regional Developer (if Regional Developer is a corporation), a partnership or membership interest (if Regional Developer is a partnership or limited liability company), or any other ownership interest or right to receive all or a portion of Regional Developer’s profits or losses;

(2)    a merger, consolidation or exchange of shares or other ownership interests, or issuance of additional ownership interest or securities representing or potentially representing shares or other ownership interests, or a redemption of shares or other ownership interests;

(3)    any sale or exchange of voting interests or securities convertible to voting interests, or any agreement granting the right to exercise or control the exercise of the voting rights of any owner or to control Regional Developer’s operations or affairs;

(4)    transfer of an interest in Regional Developer, this Agreement, or Regional Developer Business or its assets (or any right to receive all or a portion of Regional Developer’s or the Regional Development Business’ profits or losses or any capital appreciation relating to the Regional Development Business) in a divorce, insolvency or entity dissolution proceeding, or otherwise by operation of law;

(5)    if Regional Developer or an Owner (if Regional Developer is a business entity) dies, transfer of an interest in Regional Developer, this Agreement, or the Regional Development Business or its assets (or any right to receive all or a portion of Regional Developer’s or the Regional Development Business’ profits or losses or any capital appreciation relating to the Regional Development business) by will, declaration or transfer in trust, or under the law of intestate succession; or

(6)    pledge of this Agreement (to someone other than us) or of an ownership interest in Regional Developer (if Regional Developer is a business entity) as security, foreclosure upon the development area franchises, or Regional Developer’s transfer, surrender or loss of the area development franchise possession, control or management.

11.3Conditions for Approval of Assignment or Transfer. We may impose any reasonable condition(s) to the granting of our consent to such assignments. Without limiting the generality of the foregoing, the imposition by us of any or all of the following conditions to our consent to any such assignment shall be deemed to be reasonable:

(a)that the assignee (or the principal officers, shareholders, directors or general partners of the assignee in the case of a business entity assignee) demonstrates that it has the skill, qualifications and economic resources necessary, in our judgment, reasonably exercised, to own and operate the Regional Developer Business;

(b)that Regional Developer has paid all amounts owed to us;

(c)that the assignee shall expressly assume in writing for our benefit all of the obligations of Regional Developer under this Agreement and any other agreements proposed to be assigned to such assignee;

(d)that neither the assignee nor its owners or affiliates operates, has an ownership interest in or performs services for a Competitive Business (defined in Section 12.2);

(e)that the assignee shall have completed (or agreed to complete) our training program;

(f)that the assignee signs our then current form of Regional Developer Agreement, the provisions of which may differ materially from any and all of those contained in this Agreement, and the term of which shall be the remaining term of this Agreement;

(g)that as of the date of any such assignment, the assignor shall have strictly complied with all of its obligations to us, whether under this Agreement or any other agreement, arrangement or understanding with us;

(h)that the assignee is not then in default of any of the obligation to us under any agreement between such assignee and us;

(i)that the assignor shall pay to us a transfer fee of Ten Thousand Dollars ($10,000) per transfer, except for transfers pursuant to Section 11.4 below;

(j)that the assignor and the assignor’s spouse (if any) shall sign a general release, in a form satisfactory to us, of any and all claims against us and our affiliates and our and their respective shareholders, officers, directors, employees, representatives, agents, successors and assigns; and

(k)that assignor will not directly or indirectly at any time or in any manner identify himself, herself or itself or any business as a current or former Franchise or as one of our Franchisees or Regional Developers, use any Mark, any colorable imitation of a Mark, or other indicia of a Location Franchise or Regional Developer Business in any manner or for any purpose, or utilize for any purpose any trade name, trademark, service mark or other commercial symbol that suggests or indicates a connection or association with us.

    Regional Developer shall not in any event have the right to pledge, encumber, charge, hypothecate or otherwise give any third party a security interest in this Agreement in any manner whatsoever without our express prior written permission, which permission may be withheld for any reason whatsoever in our sole subjective judgment.

11.4Assignment to Entity Principally Controlled By You. The Regional Developer franchise business and its assets and liabilities may be assigned to a newly-formed corporation or other legal entity that conducts no business other than the operation of the franchise and in which you and any of your principals own and control in the aggregate not less than ninety percent (90%) of the equity and voting power of all outstanding capital stock or ownership interest, provided as follows:

(a)    that the proposed transferee complies with the provisions of this Agreement; and

(b)    that you are empowered to act for said corporation or other legal entity; and

(c)    that you shall submit to us documentation that we may reasonably request to effectuate the transfer, including the approving and acknowledging execution of this Agreement; and

(d)    that you shall submit to us a true and complete list of the shareholders, members or partners, showing number of shares or interests owned, and a list of the officers and directors if a corporation or managers if a limited liability company, or managing partners if a partnership. We shall be promptly notified of any changes in said lists; and

(e)    that all certificates of shares or interests issued by transferee at any time shall be endorsed thereon the appropriate legend to conform with state law, referring to this Agreement by date and name of parties hereto and stating “Transfer to This Certificate is Limited by the Terms and Conditions of a Regional Development Agreement dated ____________________;” and

(f)    that a copy of this Agreement shall be given to every shareholder, member or partner; and

(g)    that a copy of the organizational documents and any corporate resolutions and a Certificate of Good Standing will be furnished to us at our reasonable request, and prompt notification in writing of any amendments thereto will be provided to us; and

(h)    that the number of shares or interests issued or outstanding in the transferee will not be increased or decreased without prior written Notice to us, which notice will in its terms guarantee compliance with this Agreement. In addition, new shareholders, members of partners must be approved by us and agree to be bound by this entire Agreement. Shareholders, members or partners may make a separate agreement among them providing for purchase by the survivors of them of the shares of any shareholders or interests of any members or partners upon death, or other agreements affecting ownership or voting rights, so long as voting control and a majority representation of the board of directors or members or partners remains with those individuals who initially applied for and were approved as Franchisees under this Agreement. Shareholders, members or partners must notify us in writing of any such agreement that affects control of the transferee.

11.5Death or Disability.

(a)    Upon the death or disability of Regional Developer or an Owner, the executor, administrator, conservator, guardian or other personal representative must assign, sell, or transfer Regional Developer’s interest in this Agreement, the Regional Developer Business and its assets, or the Owner’s ownership interest in Regional Developer, to a third party approved by us. That transfer (including, without limitation, transfer by bequest or inheritance) must occur, subject to our rights, within a reasonable time, not to exceed nine (9) months from the date of death or disability, and is subject to all of the terms and conditions in this Section 11. A failure to transfer such interest within this time period is a breach of this Agreement. The term “disability” means a mental or physical disability, impairment or condition that is reasonably expected to prevent or actually does prevent Regional Developer from supervising the Development Area management and operation for ninety (90) or more consecutive days.

(b)    If, upon the death or disability of Regional Developer or an Owner, a trained manager who we approve is not managing the day-to-day operations, then the executor, administrator, conservator, guardian or other personal representative must, within a reasonable time not to exceed thirty (30) days from the date of death or disability, appoint a manager that we must approve to operate the Regional Developer Business. The manager must, at Regional Developer’s or the Owner’s estate’s expense, satisfactorily complete the training we designate with the specified time period.

11.6Company’s Right of First Refusal. If Regional Developer at any time determines to sell or transfer an interest in this Agreement or the Regional Developer Business, or if Owner determines to sell or transfer a controlling ownership interest in Regional Developer, then Regional Developer or the Owner, as applicable (the “Seller”) must obtain from a responsible and fully disclosed buyer, and send us a true and complete copy of a bona fide, executed and binding purchase agreement relating exclusively to an interest in Regional Developer or this Agreement and the Regional Developer Business. The executed purchase agreement must include details of the payment terms of the proposed sale and the sources and terms of any financing for the purchase price. To be a valid, bona fide offer, the purchase price must be in a fixed dollar amount and without any contingent payments of purchase price (such as earn-out payments), and a record of an earnest money deposit equal to five percent (5%) or more of the purchase price.

We may, by delivering written Notice to the Seller within sixty (60) days after we receive both an exact copy of the offer and all other information requested, elect to purchase the interest for the price and on the terms and conditions contained in the offer, provided that: (1) we may substitute cash for any form or payment proposed in the offer; (2) our credit will be deemed equal to the credit of any proposed buyer; (3) the closing will be not less than sixty (60) days after notifying the Seller of our election to purchase or, if later, the closing date proposed in the offer; (4) we will be entitled to purchase the interest through the use of our then-current standard form of asset purchase agreement; and (5) we must receive, and the Seller agrees to make, all customary representations and warranties, given by the seller of the assets of a business or ownership interests in a legal entity, as applicable, including, without limitation, representations and warranties regarding ownership and condition of, and title to, assets and (if applicable) ownership interests and validity of contracts and the liabilities, contingent on otherwise, relating to the assets or ownership interests being purchased. We will have the right during such sixty (60) day period to request documentation related to the offer, including without limitation financial and legal information related to the purchase of the interest. The thirty (30) day period shall be extended in the event you fail to provide us with the requested documentation. Our purchase of the interest may require financial accounting audits of the interest to ensure our compliance with state and federal financial reporting requirements. If we exercise our right of first refusal, the Seller agrees that, for two (2) years beginning on the closing date, the Seller and members of its immediate family will be bound by the non-competition covenant contained in Section 12.2 below.

If we do not exercise our right of first refusal, the Seller may complete the sale to the proposed buyer on the original offer’s terms, subject to our approval of the transfer as provided above. If the Seller does not complete the sale to the proposed buyer within sixty (60) days after we notify the Seller that we do not intend to exercise our right of first refusal, or if there is a material change in the terms of the sale (which the Seller must let us know promptly), we will have an additional right of first refusal during the sixty (60) day period following either the expiration of the sixty (60) day period or receipt of Notice of the material change(s) in the sale’s terms, either on the terms originally offered or the modified terms, at our option.

11.7Ownership Structure. Regional Developer represents and warrants that all persons holding direct or indirect, legal or beneficial ownership interests in Regional Developer (collectively, the “Owners’”) are listed in

Exhibit 3 and that its ownership structure is as set forth on Exhibit 3. In consideration of, and as an inducement to, the execution of this Agreement, each Owner of the Regional Developer and their respective spouses shall personally and unconditionally sign our form Guaranty and Acceptance of Obligations (Exhibit 4), guaranteeing to us and our successors and assigns that the Regional Developer will punctually pay and perform each and every undertaking, agreement and covenant set forth in the Agreement; and agreeing to be personally bound by, and personally liable for the breach of, each and every provision in the Agreement. Regional Developer shall not change its ownership structure without complying with all of the terms and conditions of this Section 11. Within ten (10) days of any change in Regional Developer’s ownership structure, Regional Developer shall submit a revised Exhibit 3 to us showing the new ownership structure, and any new Owners shall sign our form Owner’s Guaranty and assumption of Obligations (Exhibit 4).

12.NON-COMPETITION.
12.1In Term – Exclusive Relationship. Franchisor has entered into this Agreement with Regional Developer on the condition that, except as Franchisor shall approve in writing, Regional Developer will deal exclusively with Franchisor insofar as any business defined below as a Competitive Business. Franchisor acknowledges that Regional Developer may perform similar service for other franchise systems or engage in unrelated business activities, however, without violating the terms of this Agreement. If the Regional Developer is engaged in any other business activities, Regional Developer shall disclose such business activities to Franchisor in writing prior to signing this Agreement.

Regional Developer acknowledges and agrees that Franchisor would be unable to protect its Confidential Information and would be unable to encourage a free exchange of ideas and information among Regional Developers and Franchisor if Regional Developers were permitted to hold an interest in any Competitive Business. Regional Developer therefore agrees that, after the Effective Date of this Agreement, without the prior written approval of Franchisor, which approval may be withheld by Franchisor in Franchisor’s sole and absolute discretion, neither Regional Developer, Regional Developer’s shareholders, members or partners who participate in the management of Regional Developer, nor Regional Developer’s spouse, and, if applicable, the Operating Principal shall:

(a)    have any direct or indirect interest as a disclosed or beneficial owner in a “Competitive Business”, which shall be defined as a business operating or granting franchises or licenses to others to operate any business other than those licenses by franchisor;

(b)    perform services as a director, officer, manager, employee, consultant, representative, agent or otherwise for a Competitive Business, wherever located or operating;

(c)    divert or attempt to divert any business related to, or any customer or account of, the Regional Developer Business, Franchisor’s business or any other Regional Developer’s or Franchisees’ Business, by direct inducement or otherwise.

Notwithstanding the foregoing, (i) Regional Developer shall not be prohibited from owning securities in a Competitive Business if such securities are listed on a stock exchange or traded on the over-the-counter market and represent five percent (5%) or less of that class of securities issued and outstanding; (ii) Regional Developer will not be deemed to be operating a Competitive Business, as that term is defined above, if the Regional Developer operates a The Joint Location Franchise under an approved Franchise Agreement.

12.2Post-Term. For a eighteen (18) month period following the assignment, expiration or termination of this Agreement, for any reason, neither Regional Developer, any Owner, nor any member of Regional Developer’s or an Owner’s immediate family will have any direct or indirect interest (e.g., through a spouse) as a disclosed or beneficial owner, investor, partner, director, officer, employee, consultant, representative or agent, or in any other capacity, in any Competitive Business located or operating: (a) within the Development Area; (b) within the development area of any of our other regional developers, (c) within twenty-five (25) miles of any Location Franchise or Regional Developer franchise or in operation or development on the date of assignment, expiration or termination; or (d) within any unsold development areas. The term “Competitive Business” means any business in which you perform the franchise development/sales, training and/or operational support responsibilities for a pain management franchise or license brand, or if you currently have an independent chiropractic clinic that uses a non-insurance based/membership model.

13.TERMINATION.
13.1Termination by You.

You may terminate this Agreement due to a material default of our obligations hereunder, which default is not cured by us within sixty (60) days after our receipt of prompt written Notice by you to us detailing the alleged default with specificity. Failure to give such Notice within thirty (30) days of having actual or constructive knowledge of the alleged default shall constitute a waiver by you of any such alleged default. If you terminate this Agreement pursuant to this Section 13.1, you shall comply with all of this Agreement’s post termination covenants, terms and conditions. So long as we have performed our obligations as stated within this Agreement, you hereby agree and irrevocably waive any rights you may possess under this Agreement or any applicable law to terminate or rescind this Agreement.

13.2Termination by Company.

(a)    With Notice and Opportunity to Cure.

(i)Except for any default under Section 13.2(a)(ii), Section 13.2(b) or by applicable law, you shall have sixty (60) days after our written Notice of default within which to remedy any default under this Agreement, and to provide evidence of such remedy to us. If any such default is not cured within that time period, or such longer time period as applicable law may require or as we may specify in the notice of default, this Agreement and all rights granted by it shall thereupon automatically terminate without further notice or opportunity to cure.
(ii)If you do not strictly comply with the Minimum Development Obligation at any time during the term of this Agreement (except during such time when we shall have relieved you of your sales responsibilities in accordance with Section 2.1(g)), then it shall be your sole responsibility to incorporate within your annual business plan (required under Section 6.11(b)) an action plan for curing your default of the Minimum Development Obligation. Your failure to fully cure a default of the Minimum Development Obligation within six (6) months of such default shall cause an immediate termination of this Agreement, without any further opportunity to cure.

(b)    Without Opportunity to Cure.

        Subject to any controlling applicable laws to the contrary, you shall be deemed to be in material default and we may, at our option, terminate this Agreement and all rights granted hereunder, without affording you any opportunity to cure the default, effective immediately upon delivery or attempted delivery to you of Notice by us of the occurrence of any of the following events:

(iii)You are adjudicated bankrupt or judicially determined to be insolvent (subject to any contrary provisions of any applicable state or federal laws), or fail to meet your financial obligations as they become due, or make a disposition for the benefit of your creditors.
(iv)You or any of your Owners allows a judgment against you or them in an amount of more than $50,000 arising out of your duties under this Agreement that remains unsatisfied for a period of more than thirty (30) days (unless an appeal bond has been filed).
(v)Your assets are seized, taken over or foreclosed by a government official in the exercise of its duties, or seized, taken over, or foreclosed by a creditor or lien holder provided that a final judgment against the you remains unsatisfied for thirty (30) days (unless an appeal bond has been filed).
(vi)A levy of execution or attachment has been made upon the franchise rights granted by this Agreement or upon any property used in your business, and it is not discharged within eleven (11) days of your receipt of notice of such levy or attachment.
(vii)If any judgment is entered against us or our subsidiaries or affiliated corporations, arising out of or relating to your operation of your business and if you are obligated to indemnify us pursuant to Section 15.2 and such judgment is not satisfied or stayed pending appeal by us or by our subsidiaries or affiliated companies.
(viii)You abandon your business. Abandonment in this context means any action or omission that demonstrates your intention to permanently relinquish and renounce your rights and duties under this Agreement.

(ix)You receive three (3) or more written notices of default from us, within any period of twelve (12) consecutive months, concerning any material breach by you, whether or not such breaches shall have been cured, such repeated course of conduct shall itself be grounds for termination of this Agreement without further notice or opportunity to cure.
(x)You (or any of your owners) participate in in-term competition contrary to Section 12.1.
(xi)You or any of your Owners, officers or directors is convicted of or pleads guilty or nolo contendere to a felony or any other crime or offense that is likely, in our reasonable business judgment, to adversely affect our reputation, the franchise system, the Marks or the goodwill associated therewith, or our interest therein.
(xii)You purport, threaten, or take any action to make an assignment or transfer without our prior written consent or otherwise that will violate Section 11 of this Agreement.
(xiii)You materially misuse or make any unauthorized use of the Marks or otherwise materially impair the goodwill associated therewith or our rights therein, or take any action that reflects materially and unfavorably upon the operation and reputation of the Company or the Company’s network generally.
(xiv)Your unauthorized use, disclosure, or duplication of the Confidential Information, excluding independent acts of employees or others if you shall have exercised commercially-reasonable efforts to prevent such disclosures or use.
(xv)You make any material misrepresentations in connection with the application for, execution of, or performance under this Agreement.

13.3Rights and Obligations Upon Termination or Expiration.

(a)    Except to the extent that you have rights (if any) granted under a Franchise Agreement that has not terminated or expired, upon expiration or termination of this Agreement, you shall immediately take such action as we may require to accomplish the following:
(xvi)Cease to assist in the sale of The Joint® franchises, cease to use the system and Marks in any form, cease to hold yourself out as an Regional Developer of us and you shall not use or identify in any business name, any of the words “The Joint®”, “The Joint® Chiropractic”, or “The Joint…the chiropractic place®”; or any combination of such Marks or words, in any combination, form or fashion.
(xvii)Pay all sums due to us, including but not limited to all obligations, trade accounts, promissory notes, financing agreements and equipment leases owing to us.
(xviii)Submit such reports as we require, including but not limited to profit and loss statements for the two (2) year period preceding the date of termination or expiration.
(xix)Return to us or to our designee the Manuals, Confidential Information, proprietary hardware, software, computer disks and all other trade secrets, trade dress, and other information and instructions delivered to you and all copies thereof.
(xx)Surrender to us such stationery, printed matter, signs and advertising materials containing the “The Joint®”, “The Joint® Chiropractic”, and/or “The Joint…the chiropractic place®” names and/or Marks.
(xxi) Transfer, assign disconnect and forward the business telephone number, fax number, business Internet e-mail address and any other identifying information, listings or commercial holding out for your business to us or our designee. You shall not be required to transfer and assign to us any home or personal telephone number, fax number or e-mail address.
(xxii)Transfer your “white” and “yellow” page telephone listings, references and advertisements and all trade and similar name registrations and business licenses and cancel any interest which you may have in the same.

(xxiii)Promptly take any action necessary to cancel any assumed name or equivalent registration that contains the mark “The Joint®”, “The Joint® Chiropractic”, and/or “The Joint…the chiropractic place®”; , or any other Mark, and submit to us proof of compliance with this obligation.
(b)Upon termination or expiration of this Agreement, all monies earned or payable to us on account of Franchisees within the Development Area shall belong solely to us and you hereby forfeit any and all rights to the same upon the termination or expiration of the Agreement. Such monies shall not include unpaid obligations of us to you, which monies will be paid by us to you after we have first deducted any monies owed by you to us.
(c)In the event of termination or expiration of this Agreement, you hereby authorize and appoint us or our designee to act as special agent or attorney-in-fact for you to transfer any listed telephone and fax numbers, transfer “white” pages and “yellow” pages listings, e-mail address, Internet presence and any other identifying information, listings or commercial holding out relating to your business and to enforce the conditional assignment of same to you or to our designee.
(d)In the event of termination or expiration of this Agreement, you hereby authorize us to notify Franchisees, your customers, vendors, suppliers, landlord, banks, local advertisers and any other appropriate third-party that this Agreement has been terminated.
(e)In the event of a termination or expiration of this Agreement, you hereby authorize and acknowledge that we will disclose your name, your address, your phone number, and other applicable information pursuant to any applicable law in all future Franchise Disclosure Documents.
13.4Reserved.

13.5General Provisions. Notwithstanding anything to the contrary contained in this Section 13, in the event any valid applicable law of a competent Governmental Authority having jurisdiction over this Agreement and the parties hereto shall limit our rights of termination hereunder or shall require longer notice or cure periods than those set forth above, this Agreement shall be deemed amended to conform to the minimum notice or cure periods or restrictions upon termination required by such laws and regulations. The parties shall not, however, be precluded from contesting the validity, enforceability or application of such laws or regulations in any action, hearing or dispute relating to this Agreement or the termination thereof. Our rights as stated in this Section 13 shall be without prejudice to any other rights or remedies provided by law or under this Agreement which include, but are not limited to, injunctive relief, damages or specific performance. Our failure to terminate this Agreement upon the occurrence of one or more of the above events shall not constitute a waiver or otherwise affect our right to terminate this Agreement because of any other occurrence of one or more of the events set forth above.

14.MEDIATION AND LITIGATION.
14.1    MEDIATION. MEDIATION. DURING THE TERM OF THIS AGREEMENT CERTAIN DISPUTES MAY ARISE THAT YOU AND WE ARE UNABLE TO RESOLVE, BUT THAT MAY BE RESOLVABLE THROUGH MEDIATION. TO FACILITATE SUCH RESOLUTION, YOU AND WE AGREE TO SUBMIT ANY CLAIM, CONTROVERSY OR DISPUTE BETWEEN US OR ANY OF OUR AFFILIATES (AND THEIR RESPECTIVE OWNERS, OFFICERS, DIRECTORS, AGENTS, REPRESENTATIVES AND/OR EMPLOYEES) AND YOU (AND YOUR OWNERS, AGENTS, OFFICERS, DIRECTORS, REPRESENTATIVES AND/OR EMPLOYEES) ARISING OUT OF OR RELATED TO (a) THIS AGREEMENT OR ANY OTHER AGREEMENT BETWEEN US AND YOU, (b) OUR RELATIONSHIP WITH YOU, OR (c) THE VALIDITY OF THIS AGREEMENT OR ANY OTHER AGREEMENT BETWEEN US AND YOU, TO MEDIATION BEFORE EITHER OF US MAY BRING ANY SUCH CLAIM, CONTROVERSY OR DISPUTE IN COURT.

(a)THE MEDIATION SHALL BE CONDUCTED BY A MEDIATOR THAT YOU AND WE MUTUALLY SELECT FROM THE THEN CURRENT PANEL APPROVED BY THE AMERICAN ARBITRATION ASSOCIATION (“AAA”) FOR PHOENIX, ARIZONA OR AS WE AND YOU OTHERWISE AGREE. IN THE EVENT WE ARE UNABLE TO REACH AGREEMENT ON A MEDIATOR WITHIN FIFTEEN (15) DAYS AFTER EITHER PARTY HAS NOTIFIED THE OTHER OF ITS DESIRE TO SEEK MEDIATION, YOU AND WE AGREE THAT THE MEDIATOR MAY BE SELECTED BY THE AAA BASED ON SELECTION CRITERIA THAT YOU OR WE SUPPLY TO THE AAA. THE COSTS AND EXPENSES OF THE MEDIATION, INCLUDING THE MEDIATOR’S COMPENSATION AND EXPENSES (BUT EXCLUDING ATTORNEYS’ FEES INCURRED BY EITHER PARTY), SHALL BE BORNE BY THE PARTIES EQUALLY.

(b)NOTWITHSTANDING THE FOREGOING PROVISIONS OF THIS SECTION 14.1, YOUR AND OUR AGREEMENT TO MEDIATE SHALL NOT APPLY TO ANY CONTROVERSIES, DISPUTES OR CLAIMS RELATED TO OR BASED ON THE MARKS OR THE CONFIDENTIAL INFORMATION. MOREOVER, REGARDLESS OF YOUR AND OUR AGREEMENT TO MEDIATE, YOU AND WE EACH HAVE THE RIGHT TO SEEK TEMPORARY RESTRAINING ORDERS AND TEMPORARY OR PRELIMINARY INJUNCTIVE RELIEF IF WARRANTED BY THE CIRCUMSTANCES OF THE DISPUTE.

14.2    JURISDICTION AND FORUM SELECTION. WITH RESPECT TO ANY CONTROVERSIES, DISPUTES OR CLAIMS THAT ARE NOT FULLY RESOLVED THROUGH MEDIATION AS PROVIDED IN SECTION 14.1 ABOVE, THE PARTIES IRREVOCABLY AGREE TO SUBMIT THEMSELVES TO THE JURISDICTION OF THE SUPERIOR COURT OF MARICOPA COUNTY, ARIZONA OR THE U.S. DISTRICT COURT FOR THE DISTRICT OF ARIZONA AND HEREBY WAIVE ANY AND ALL OBJECTIONS TO PERSONAL OR SUBJECT MATTER JURISDICTION IN THESE COURTS. YOU AND WE FURTHER AGREE THAT VENUE FOR ANY PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE THE COURTS OF MARICOPA COUNTY, ARIZONA.

15.GENERAL CONDITIONS AND PROVISIONS.
15.1Relationship of Regional Developer to Company. It is expressly agreed that the parties intend by this Agreement to establish between us and Regional Developer the relationship of franchisor and franchisee. Except as expressly provided herein, it is further agreed that Regional Developer has no authority to create or assume in our name or on our behalf, any obligation, express or implied, or to act or purport to act as agent or representative on our behalf for any purpose whatsoever. In no event shall either party be deemed to be fiduciaries of the other. Neither we nor Regional Developer is the employer, employee, agent, partner or co-venturer of or with the other, each being independent contractors. Regional Developer agrees that it will not hold himself out as the agent, employee, partner or co-venturer of ours, or as having any of the aforesaid authority. All Employees hired by or working for Regional Developer shall be the employees of Regional Developer and shall not, for any purpose, be deemed employees of us or subject to our control.

15.2Indemnification. To the fullest extent permitted by law, Regional Developer agrees to indemnify, defend and hold harmless us, our affiliates, and our and their respective shareholders, directors, officers, employees, agents, representatives, successors and assigns (the “Indemnified Parties”) from and against, and to reimburse any one or more of the Indemnified Parties for any and all claims, obligations and damages directly or indirectly arising out of: (1) the Regional Developer Business conducted by Regional Developer pursuant to this Agreement, (2) Regional Developer’s breach of this Agreement, or (3) Regional Developer’s non-compliance or alleged non-compliance with any law, ordinance, rule or regulation. For purposes of this indemnification, “claims” include all obligations, damages (actual, consequential, punitive or otherwise) and costs that any Indemnified Party reasonably incurs in defending any claim against it, including, without limitation, reasonable accountants’, arbitrators’, attorneys’ and expert witness’ fees, costs of investigation and proof of facts, court costs, travel and living expenses and other expenses of litigation, arbitration or alternative dispute resolution, regardless of whether litigation or alternative dispute resolution is commenced. Each Indemnified Party may defend and control the defense of any claim against it which is subject to this indemnification at Regional Developer’s expense, and Regional Developer may not settle any claim or take any other remedial, corrective or other actions relating to any claim without our consent. This indemnity will continue in full force and effect subsequent to and notwithstanding this Agreement’s expiration or termination. An Indemnified Party need not seek recovery from an insurer or other third party, or otherwise mitigate its losses and expenses, in order to maintain and recover fully a claim against Regional Developer. Regional Developer agrees that a failure to pursue a recovery or mitigate a loss will not reduce or alter the amounts that an Indemnified Party may recover from Regional Developer.

15.3Waiver and Delay. Except as otherwise expressly provided to the contrary, no waiver by us of any breach or series of breaches or defaults in performance by the Regional Developer, and no failure, refusal or neglect of or by us to exercise any right, power or option given to us under this Agreement or under any other agreement between us and Regional Developer, whether entered into before, after or contemporaneously with the execution of this Agreement (and whether or not related to this Agreement) or to insist upon strict compliance with or performance of the Regional Developer’s obligations under this Agreement or any other agreement between us and Regional Developer, whether entered into before, after or contemporaneously with the execution of this Agreement (and whether or not related to this Agreement), shall constitute a novation, or a waiver of the provisions of this Agreement with respect to any subsequent breach thereof or a waiver of our right at any time thereafter to require exact and strict compliance with the provisions thereof.

15.4Survival of Covenants. The covenants contained in this Agreement which, by their terms, require performance by the parties after the expiration or termination of this Agreement or ancillary agreements, shall be enforceable notwithstanding said expiration or other termination of this Agreement for any reason whatsoever.

15.5Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of us and Regional Developer.

15.6Joint and Several Liability. If either party consists of more than one person or entity, or a combination thereof, the obligations and liabilities of each such person or entity to the other under this Agreement are joint and several.

15.7Governing Law. Except to the extent governed by the United States Trademark Act of 1946 (Lanham Act, 15 U.S.C. §§ 1051 et seq.), this Agreement and the Regional Developer franchise will be governed by the internal laws of the State of Arizona (without reference to its choice of law and conflict of law rules), except that the provisions of any Arizona law relating to the offer and sale of business opportunities or franchises or governing the relationship of a franchisor and its franchisees will not apply unless their jurisdictional requirements are met independently without reference to this Paragraph. You agree that we may institute any action against you arising out of or relating to this Agreement (which is not required to be mediated hereunder or as to which mediation is waived) in any state or federal court of general jurisdiction in Maricopa County, Arizona, and you irrevocably submit to the jurisdiction of such courts and waive any objection you may have to either the jurisdiction or venue of such court.

15.8Consent to Jurisdiction. Subject to Section 14 and the provisions below, Regional Developer and its owners agree that all actions arising under this Agreement or otherwise as a result of the relationship between Regional Developer and us must be commenced in the State of Arizona, and in the state or federal court of general jurisdiction closest to where our principal business address then is located, and Regional Developer (and its Owners) irrevocably submits to the jurisdiction of those courts and waives any objection Regional Developer (or its owners) might have with either the jurisdiction of or venue in those courts. Nonetheless, Regional Developer and any of its Owners agree that we may enforce this Agreement and any arbitration orders and awards in the courts of the state or states in which Regional Developer or its Owners are domiciled.

15.9Waiver of Punitive Damages and Jury Trial. Except for Regional Developer’s obligation to indemnify us under Section 15.2 above and except where authorized by federal statute, we and Regional Developer and its Owners waive to the fullest extent permitted by law any right to or claim for any punitive or exemplary damages against the other and agree that, in the event of a dispute between us and Regional Developer, the party making a claim will be limited to equitable relief and to recovery of any actual damages it sustains. We and Regional Developer irrevocably waive trial by jury in any action, proceeding or counterclaim, whether at law or in equity, brought by either party.

15.10Limitation of Claims. Any and all claims arising out of or relating to this Agreement or our relationship with Regional Developer, except for claims for indemnification under Section 15.2 above, will be barred unless a judicial proceeding is commenced within one (1) year from the date on which the party asserting the claim knew or should have known of the facts giving rise to the claims.

15.11Entire Agreement. This Agreement and the Exhibits incorporated in the Agreement contain all of the terms and conditions agreed upon by the parties to this Agreement with reference to the subject matter of this Agreement. No other agreements, and all prior agreements, understanding and representations are merged in this Agreement and superseded by this Agreement. Each party represents to the other that there are no contemporaneous agreements or understandings between the parties relating to the subject matter of this Agreement that are not contained in this Agreement. This Agreement cannot be modified or changed except by written instrument signed by all of the parties to this Agreement, provided that we may modify or amend the Manuals at any time without notice to, or approval of, Regional Developer or any other person. Nothing in this Agreement shall have the effect of disclaiming any of the information in the Franchise Disclosure Document or its attachments or addenda.

15.12Title for Convenience. Article and Section titles used in this Agreement are for convenience only and shall not be deemed to affect the meaning or construction of any of the terms, provisions, covenants or conditions of this Agreement.

15.13Gender. All terms used in any one number or gender shall extend to mean and include any other number and gender as the facts, context or sense of this Agreement or any section or paragraph hereof may require.

15.14Severability. Except as expressly provided to the contrary in this Agreement, each Section, paragraph, term and provision of this Agreement in severable, and if, for any reason, any part thereof, to be invalid or contrary to or in conflict with any applicable present or future law and regulation in a final, unappealable ruling issued by any court, agency or tribunal with competent jurisdiction, that ruling will not impair the operation or, or otherwise affect, any other portions of this Agreement, which will continue to have full force and effect and bind the parties. If any covenant which restricts competitive activity is deemed unenforceable by virtue of its scope in terms of area, business activity prohibited, and/or length of time, but would be enforceable if modified, we and Regional Developer agree that the covenant will be enforced to the fullest extent permissible under the laws and public policies applied in the jurisdiction whose law determines the covenant’s validity. If any applicable and binding law or rule of any jurisdiction requires more notice than this Agreement requires of this Agreement’s termination or of our refusal to enter into a successor agreement, or if, under any applicable and binding law or rule of any jurisdiction, any provision of this Agreement is invalid or unenforceable or unlawful, the notice and/or other action required by the law or rule will be substituted for the comparable provisions of this Agreement, and we may modify the invalid or unenforceable provisions to the extent required to be valid and enforceable or delete the unlawful provision in its entirety. Regional Developer agrees to be bound by any promise or covenant imposing the maximum duty the law permits which is subsumed within any provision of this Agreement, as though it were separately articulated in and made a part of this Agreement.

15.15Fees and Expenses. Should any party to this Agreement commence any action or proceeding for the purpose of enforcing, or preventing the breach of, any provision of this Agreement, whether by arbitration, judicial or quasi-judicial action or otherwise, or for damages for any alleged breach of any provision of this Agreement, or for a declaration of such party’s rights or obligations under this Agreement, then the prevailing party shall be reimbursed by the losing party for all costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorneys’ fees for the services rendered to such prevailing party.

15.16Notices. Except as otherwise expressly provided herein, all written notices and reports permitted or required to be delivered by the parties pursuant to this Agreement shall be deemed so delivered at the time delivered by hand, one (1) business day after transmission by mail, via registered or certified mail, return receipt requested; or one (1) business day after placement with Federal Express, or other reputable air courier service, requesting delivery on the most expedited basis available, postage prepaid and addressed as follows:

If to company:         THE JOINT CORP.
Attention: Eric Simon, VP of Franchise Sales and Development
16767 N. Perimeter Dr., Ste. 110
Scottsdale, AZ 85260
Email: eric.simon@thejoint.com

With a copy to:

If to Regional Developer:

With a copy to:

Or to such other addresses any such party may designate by ten (10) days’ advance written notice to the other party.

15.17Time of Essence. Time shall be of the essence for all purposes of this Agreement.

15.18Lien and Security Interest. To secure your performance under this Agreement and indebtedness for all sums due us or our affiliates, we shall have a lien upon, and you hereby grant us a security interest in, the following collateral and any and all additions, accessions, and substitutions to or for it and the proceeds from all of the same: (a) all inventory now owned or after-acquired by you and the Regional Developer Business, including but not limited to all inventory and supplies transferred to or acquired by you in connection with this Agreement; (b) all accounts of you and/or the Regional Developer Business now existing or subsequently arising, together with all interest in you and/or the Regional Developer Business, now existing or subsequently arising, together with all chattel paper, documents, and instruments relating to such accounts; (c) all contract rights of you and/or the Regional Developer Business, now existing or subsequently arising; and (d) all general intangibles of you and/or the Regional Developer Business, now owned or existing, or after-acquired or subsequently arising. You agree to execute such financing statements, instruments, and other documents, in a form satisfactory to us, that we deem necessary so that we may establish and maintain a valid security interest in and to these assets.

16.SUBMISSION OF AGREEMENT.
This Agreement shall not be binding upon us unless and until it shall have been submitted to and signed by our Chief Executive, and the date of said signing as set forth on the first page of this Agreement shall be the effective date of this Agreement.
17.ACKNOWLEDGMENTS.
To induce us to sign this Agreement and grant Regional Developer the rights hereunder, Regional Developer acknowledges:
(a)That Regional Developer has independently investigated the Regional Developer Business franchise opportunity and recognizes that, like any other business, the nature of the Regional Developer Business may, and probably will, evolve and change over time.

(b)That an investment in a Regional Developer Business involves business risks.

(c)That Regional Developer’s business abilities and efforts are vital to Regional Developer’s success.

(d)That performing Regional Developer’s obligations will require a high level of customer service and strict adherence to the System.

(e)That Regional Developer has not received or relied upon, and we expressly disclaim making any representation, warranty or guaranty, express or implied, as to the revenues, profits or success of a Regional Developer Business.

(f)That any information Regional developer has acquired from Franchisees or other regional developers regarding their sales, profits or cash flows is not information obtained from us, and we make no representation about that information’s accuracy.

(g)That Regional Developer has no knowledge of any representations made about the Regional Developer franchise opportunity by us, our subsidiaries or affiliates or any of their respective officers, directors, shareholders or agents that are contrary to the statements made in our Franchise Disclosure Document or to the terms and conditions of this Agreement.

(h)That in all of their dealing with Regional Developer, our officers, directors, employees and agents act only in a representative, and not in an individual capacity and that business dealings between Regional Developer and them as a result of this Agreement are only between Regional Developer and us.

(i)That Regional Developer has represented to us, to induce us to enter into this Agreement, that all statements Regional Developer has made and all materials Regional Developer has given to us in acquiring the franchise are accurate and complete and that Regional Developer has made no misrepresentations or material omissions in obtaining the franchise.

(j)That Regional Developer has read this Agreement and our Franchise Disclosure Document and understands and accepts that the terms and covenants in this Agreement are reasonably necessary for us to maintain our high standards of quality and service, as well as the uniformity of those standards at each Regional Developer Business and Location Franchise, and to protect and preserve the goodwill of the Marks.

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed as of the first date set forth above.

COMPANY:

THE JOINT CORP.
a Delaware corporation

By:
Its:

REGIONAL DEVELOPER:

By:
Its:

EXHIBIT 1
DEVELOPMENT AREA

The Development Area referred to in Recital D of this Agreement shall be the following geographic area:

EXHIBIT 2

MINIMUM DEVELOPMENT OBLIGATION

DEVELOPMENT SCHEDULE

Your Minimum Development Obligation for the Development Area shall be as follows:
At the dates set forth below, you must have completed a Sale of a Location Franchise within the Development Area as defined within the Agreement for the following number of Location Franchises indicated (the “Minimum Development Schedule”):

Development Period	Date Development Period Begins	Date Development Period Ends	Minimum Sales during Development Period	Cumulative Location Franchises at End of Development Period
Year 1	Effective Date
Year 2
Year 3
Year 4
Year 5
Year 6
Year 7
Year 8
Year 9
Year 10

EXHIBIT 3

OWNERSHIP STRUCTURE

Owner Name and Address Number of Shares Percentage of
Ownership

____________________________ ______ ______

____________________________

____________________________

____________________________ ______ ______

____________________________

____________________________

____________________________ ______ ______

____________________________

____________________________

____________________________ ______ ______

____________________________

____________________________

TOTAL ______ 100%

EXHIBIT 4

OWNER'S GUARANTY AND ASSUMPTION OF OBLIGATIONS
In consideration of, and as an inducement to, the execution of the foregoing Regional Developer Agreement dated                 , 20___ (“Agreement”) by THE JOINT CORP., a Delaware corporation (“us”), and                      (“Regional Developer”), each of the undersigned owners of the Regional Developer (“Owner”) and their respective spouses (“you”, for purposes of this Guaranty only), hereby personally and unconditionally (1) guarantees to us and our successors and assigns that the Regional Developer will punctually pay and perform each and every undertaking, agreement and covenant set forth in the Agreement; and (2) agrees to be personally bound by, and personally liable for the breach of, each and every provision in the Agreement, including without limitation, monetary obligations, the obligations to take or refrain from taking certain actions and arbitration of disputes.
Each of you waives (1) protest and notice of default, demand for payment or nonperformance of any obligations guaranteed by this Guaranty; (2) any right you may have to require that an action be brought against Regional Developer or any other person as a condition of your liability; (3) all right to payment or reimbursement from, or subrogation against, the Regional Developer which you may have arising out of your guaranty of the Regional Developer's obligations; and (4) any and all other notices and legal or equitable defenses to which you may be entitled in your capacity as guarantor.
Each of you consents and agrees that (1) your direct and immediate liability under this Guaranty shall be joint and several; (2) you will make any payment or render any performance required under the Agreement on demand if Regional Developer fails or refuses to do so when required; (3) your liability will not be contingent or conditioned on our pursuit of any remedies against Regional Developer or any other person; (4) your liability will not be diminished, relieved or otherwise affected by any extension of time, credit or other indulgence which we may from time to time grant to Regional Developer or to any other person, including without limitation, the acceptance of any partial payment or performance, or the compromise or release of any claims; and (5) this Guaranty will continue and be irrevocable during the term of the Agreement and afterward for so long as the Regional Developer has any obligations under the Agreement.
If we are required to enforce this Guaranty in a judicial or arbitration proceeding, and prevail in such proceeding, we will be entitled to reimbursement of our costs and expenses, including, but not limited to, reasonable accountants', attorneys', attorneys' assistants', arbitrators' and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses, whether incurred prior to, in preparation for or in contemplation of the filing of any such proceeding. If we are required to engage legal counsel in connection with any failure by you to comply with this Guaranty, you agree to reimburse us for any of the above-listed costs and expenses incurred by us.
[Signature Page Follows]

This Guaranty is now executed as of the Agreement Date.

OWNER:	OWNER’S SPOUSE:

____________________________________	____________________________________

OWNER:	OWNER’S SPOUSE:

____________________________________	____________________________________

OWNER:	OWNER’S SPOUSE:

____________________________________	____________________________________

EXHIBIT 5

STATE-SPECIFIC ADDENDA

TO REGIONAL DEVELOPER AGREEMENT

CALIFORNIA ADDENDUM TO REGIONAL DEVELOPER AGREEMENT
1.California Business and Professions Code Sections 20000 through 20043 provide rights to the franchisee concerning termination or non-renewal of a franchise. If the Regional Developer Agreement contains a provision that is inconsistent with the law, the law will control.
2.The Regional Developer Agreement provides for termination upon bankruptcy. This provision may not be enforceable under federal bankruptcy law (11 U.S.C.A. Sec. 101 et seq.).
3.The Regional Developer Agreement contains a covenant not to compete, which extends beyond the termination of the franchise. This provision may not be enforceable under California law.
4.The Regional Developer Agreement requires mediation. The mediation will occur in Maricopa County, State of Arizona.
Prospective franchisees are encouraged to consult private legal counsel to determine the applicability of California and federal laws (such as Business and Professions Code Section 20040.5, Code of Civil Procedure Section 1281, and the Federal Arbitration Act) to any provisions of a Regional Developer Agreement restricting venue to a forum outside the State of California.
5.The Agreement requires the application of laws of Arizona. This requirement may be unenforceable under California law.
6.You must sign a general release if you renew or transfer your franchise. California Corporations Code 31512 voids a waiver of your rights under the Franchise Investment Law (California Corporations Code 31000 through 31516). Business and Professions Code 20010 voids a waiver of your rights under the Franchise Relations Act (Business and Professions Code 20000 through 20043).
IN WITNESS WHEREOF, the parties hereto have duly executed, sealed and delivered this California Addendum to the Regional Developer Agreement on the same date as the Regional Developer Agreement was executed.

THE JOINT CORP.
a Delaware corporation

By:
Print Name:
Title:

                        REGIONAL DEVELOPER

By:
Print Name:
Title:

HAWAII ADDENDUM TO REGIONAL DEVELOPER AGREEMENT
1.The Regional Developer Agreements contain a provision requiring a general release as a condition of renewal and transfer of the franchise. Such release will exclude claims arising under the Hawaii Franchise Investment Law.
2.Any provisions of the Regional Developer Agreement that relate to non-renewal, termination, and transfer are only applicable if they are not inconsistent with the Hawaii Franchise Investment Law. Otherwise, the Hawaii Franchise Investment Law will control.
3.The Regional Developer Agreement permits us to terminate the Agreement on the bankruptcy of you and/or your affiliates. This provision may not be enforceable under federal bankruptcy law. (11 U.S.C. § 101, et seq.).
4.Each provision of this Addendum will be effective only to the extent, with respect to such provision, that the jurisdictional requirements of the Hawaii Franchise Investment Law are met independently without reference to this Addendum.
IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Hawaii Addendum to the Regional Developer Agreement on the same date as the Regional Developer Agreement was executed.

THE JOINT CORP.
a Delaware corporation

By:
Print Name:
Title:
REGIONAL DEVELOPER

By:
Print Name:
Title:

ILLINOIS ADDENDUM TO REGIONAL DEVELOPER AGREEMENT
1.The Regional Developer Agreement contains a provision requiring a general release as a condition of renewal and transfer of the franchise. Such release will exclude claims arising under the Illinois Franchise Disclosure Act.
2.Your rights upon Termination and Non-Renewal are set forth in sections 19 and 20 of the Illinois Franchise Disclosure Act.
3.The Illinois Franchise Disclosure Act will govern the Agreement with respect to Illinois Franchisees. The provisions of the Agreement concerning governing law, jurisdiction, and venue will not constitute a waiver of any right conferred on you by the Illinois Franchise Disclosure Act. Consistent with the foregoing, any provision in the Agreement which designates jurisdiction and venue in a forum outside of Illinois is void with respect to any cause of action which is otherwise enforceable in Illinois.
4.In conformance with Section 41 of the Illinois Franchise Disclosure Act, any condition, stipulation or provision purporting to bind any person acquiring any franchise to waive compliance with the Illinois Franchise Disclosure Act or any other law of Illinois is void.
5.Illinois law governs the Franchise Agreement(s).
6.Nothing in the Agreement will limit or prevent the enforcement of any cause of action otherwise enforceable in Illinois or arising under the Illinois Franchise Disclosure Act of 1987, as amended.
7.Each provision of this Addendum will be effective only to the extent, with respect to such provision, that the jurisdictional requirements of the Illinois law applicable to the provision are met independently without reference to this Addendum.
8.All fees referenced in the Franchise Agreement and Regional Developer Agreement are subject to deferral pursuant to order of the Illinois Attorney General’s Office based upon their review of our financial condition as reflected in our financial statements. Accordingly, you will pay no fees to us until we have completed all of our material pre-opening responsibilities to you and you commence operating the first franchised business.

IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Illinois Addendum to the Regional Developer Agreement on the same date as the Regional Developer Agreement was executed.

THE JOINT CORP.
a Delaware corporation

By:
Print Name:
Title:

REGIONAL DEVELOPER

By:
Print Name:
Title:

INDIANA ADDENDUM TO REGIONAL DEVELOPER AGREEMENT
1.Regional Developer Agreement contains a provision requiring a general release as a condition of renewal and transfer of the franchise. Such provision is inapplicable under the Indiana Deceptive Franchise Practices Law, IC 23-2-2.7 § 1(5).
2.Under the Regional Developer Agreement you will not be required to indemnify us for any liability imposed on us as a result of your reliance on or use of procedures or products which were required by us, if such procedures were utilized by you in the manner required by us.
3.The Regional Developer Agreement is amended to provide that mediation between you and us will be conducted at a mutually agreed-on location.
4.The Regional Developer Agreement is amended to provide that in the event of a conflict of law, the Indiana Franchise Disclosure Law, I.C. 23-2-2.5, and the Indiana Deceptive Franchise Practices Law, I.C. 23-2-2.7, will prevail.
5.Nothing in the Agreement will abrogate or reduce any rights you have under Indiana law.
6.Each provision of this Addendum will be effective only to the extent, with respect to such provision, that the jurisdictional requirements of the Indiana Franchise Disclosure Law, Indiana Code §§ 23-2-2.5-1 to 23-2-2.5-51, and the Indiana Deceptive Franchise Practices Act, Indiana Code §§ 23-2-2.7-1 to 23-2-2.7-10, are met independently without reference to this Addendum.

IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Indiana Addendum to the Regional Developer Agreement on the same date as the Regional Developer Agreement was executed.

THE JOINT CORP.
a Delaware corporation

By:
Print Name:
Title:
REGIONAL DEVELOPER

By:
Print Name:
Title:

MARYLAND ADDENDUM TO REGIONAL DEVELOPER AGREEMENT

1.    Notwithstanding anything to the contrary set forth in the Agreement, the following provisions will supersede and apply to all franchises offered and sold in the State of Maryland:

    2.    Any provision in the Agreement that would require you, as part of the Agreement or as a condition of the sale, renewal or assignment of the franchise, to assent to a release which would relieve any person from liability imposed under the provisions of the Maryland Franchise Law is void if that the provision violates this law. The provision in the Regional Developer Agreement which provides for termination upon bankruptcy of the franchisee may not be enforceable under federal bankruptcy law (11 U.S.C. Section 101 et seq.)

    3.    Any provision in the Agreement which operates to waive your right to file a lawsuit alleging a cause of action arising under the Maryland Franchise Law in any court of competent jurisdiction in the State of Maryland is void if that the provision violates this law. Claims arising under the Maryland Franchise Law may be brought in any court of competent jurisdiction in Maryland, within 3 years after the grant of the franchise.

    4.    Based upon the franchisor's financial condition, the Maryland Securities Commissioner has required a financial assurance. Therefore, all initial fees and payments owed by franchisees shall be deferred until the franchisor completes its pre-opening obligations under the Regional Developer Agreement.

    5.    The Regional Developer Questionnaire, which is attached to the Agreement as Exhibit 5, is amended as follows:

All representations requiring prospective franchisees to assent to a release, estoppel or waive of liability are not intended to nor shall they act as a release, estoppel or waiver of any liability incurred under the Maryland Franchise Registration and Disclosure Law.

THE JOINT CORP.
a Delaware corporation

By:
Print Name:
Title:
REGIONAL DEVELOPER

By:
Print Name:
Title:

MINNESOTA ADDENDUM TO REGIONAL DEVELOPER AGREEMENT

1.The Regional Developer Agreement is amended to add the following:
“We will protect your right to use the Marks and/or indemnify you from any loss, costs or expenses arising out of any claim, suit or demand regarding the use of the Marks.”
2.The Regional Developer Agreement contains a provision requiring a general release as a condition of renewal and transfer of the franchise. Such release will exclude claims arising under the Minnesota Franchise Law.
3.The Regional Developer Agreement is amended to add the following:
With respect to franchises governed by Minnesota law, we will comply with Minn. Stat. Sec. 80C. 14, Subds, 3, 4 and 5, which require, except in certain specified cases, that a franchisee be given 90 days’ notice of termination (with 60 days to cure) and 180 days’ notice for nonrenewal of the Regional Developer Agreement.
4.The Regional Developer Agreement is amended as follows:
Pursuant to Minn. Stat. § 80C.17, Subd. 5, the parties agree that no civil action pertaining to a violation of a franchise rule or statute can be commenced more than three years after the cause of action accrues.
5.The Regional Developer Agreement is amended to add the following:
Minn. Stat. Sec. 80C.2 1 and Minn. Rule 2860.4400J prohibit us from requiring litigation or mediation to be conducted outside Minnesota. In addition, nothing in the Disclosure Document or Regional Developer Agreement can abrogate or reduce any of your rights as provided for in Minnesota Statutes, Chapter 80C, or your rights to any procedure, forum or remedies provided for by the laws of the jurisdiction.
6.The Regional Developer Agreement is amended to add the following:
Minn. Rule Part 2860.4400J prohibits us from requiring you to waive your rights to a jury trial or waive your rights to any procedure, forum, or remedies provided for by the laws of the jurisdiction, or consenting to liquidated damages, termination penalties or judgment notes.
7.Each provision of this Agreement will be effective only to the extent, with respect to such provision, that the jurisdictional requirements of the Minnesota Franchises Law or the Rules and Regulations promulgated thereunder by the Minnesota Commissioner of Commerce are met independently without reference to this Addendum to the Agreement.
IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Minnesota Addendum to the Regional Developer Agreement on the same day as the Regional Developer Agreement was executed.

THE JOINT CORP.
a Delaware corporation
By:
Print Name:
Title: _

REGIONAL DEVELOPER

By:
Print Name:
Title:

NEW YORK ADDENDUM TO REGIONAL DEVELOPER AGREEMENT

THIS ADDENDUM (the “Addendum”) is made and entered into as of this _____ day of ___________________________, 20___ (the “Effective Date”), by and between The Joint Corp., a Delaware corporation, with its principal business address at 16767 N. Perimeter Dr., Suite 110, Scottsdale, Arizona 85260 (“we,” or “us”), and ________________________________________, whose principal business address is _________________________________________________ (“you”).
RECITALS
WHEREAS, you and we are parties to that certain Regional Developer Agreement dated ____________, 201__ (the “RDA”) that has been signed concurrently with the signing of this Addendum;
WHEREAS, the New York Franchise laws and regulations (the “New York Franchise Law”) apply to the franchise relationship between you and us because one or more of the following apply: (i) you are a resident of New York and the franchises that you will establish pursuant to the RDA will be located or operated in New York; or (ii) any of the offering or sales activity relating to the RDA originated in or was directed to New York;
WHEREAS, the New York Franchise Law imposes certain requirements and limitations on franchise agreements that are subject to the New York Franchise Law and these requirements and limitations are set forth in this Addendum; and
WHEREAS, you and we agree to amend the RDA to comply with the New York Franchise Law.
NOW, THEREFORE, you and we agree that the RDA shall be amended in accordance with the terms of this Addendum.
1.    Amendments to RDA. The RDA is hereby amended to incorporate the following provisions:
(a)    We will not require that you prospectively assent to a release, assignment, novation, waiver, or estoppel that purports to relieve any person from liability imposed by the New York Franchise Law.
(b)    We will not place any condition, stipulation, or provision in the RDA that requires you to waive compliance with any provision of the New York Franchise Law.

(c)    Any provision in the RDA that limits the time period in which you may assert a legal claim against us under the New York Franchise Law is amended to provide for a three (3) year statute of limitations for purposes of bringing a claim arising under the New York Franchise Law.
(d)    Notwithstanding the transfer provision in the Franchise Agreement, we will not assign the Franchise Agreement except to an assignee who, in our good faith judgment, is willing and able to assume our obligations under the Franchise Agreement.
2.    Miscellaneous.
    (a)    Modification. This Addendum and the RDA when executed constitute the entire agreement and understanding between the parties with respect to the subject matter contained herein and therein. Any and all prior agreements and understandings between the parties and relating to the subject matter contained in this Addendum and the RDA, whether written or verbal, other than as contained within the executed Addendum and RDA, are void and have no force and effect. In order to be binding between the parties, any subsequent modifications must be in writing signed by the parties.
    (b)    Effect on Agreement. Except as specifically modified or supplemented by this Addendum, all terms, conditions, covenants and agreements set forth in the RDA shall remain in full force and effect. This Addendum shall not apply unless the jurisdictional requirements of the New York Franchise Law are met independently and without reference to this Addendum.
    (c)    Inconsistency. In the event of any inconsistency between the executed RDA and this Addendum, this Addendum shall prevail.

(d)    Counterparts. This Addendum may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same document.
IN WITNESS WHEREOF, the parties have executed and delivered this Addendum effective on the date stated on the first page above.

FRANCHISOR The Joint Corp., a Delaware corporation By: Name: Title: ______________________________________ [Date]	FRANCHISEE [Signature] [Print Name] ______________________________________ [Date]

NORTH DAKOTA ADDENDUM TO REGIONAL DEVELOPER AGREEMENT
1.The Regional Developer Agreement contains a provision requiring a general release as a condition of renewal or transfer of the franchise. Such release is subject to and will exclude claims arising under the North Dakota Franchise Investment Law.
2.The Regional Developer Agreement will be amended to state that mediation involving a franchise purchased in North Dakota must be held in a location mutually agreed on prior to the mediation, or if the parties cannot agree on a location, at a location to be determined by the mediator.
3.The Regional Developer Agreement is amended to add that covenants not to compete on termination or expiration of a Regional Developer Agreement are generally not enforceable in the State of North Dakota except in limited circumstances provided by North Dakota law.
4.The Regional Developer Agreement is amended to add that any claim or right arising under the North Dakota Franchise Investment Law may be brought in the appropriate state or federal court in North Dakota, subject to the mediation provision of the Agreement.
5.The Regional Developer Agreement is amended to state that, in the event of a conflict of law, to the extent required by the North Dakota Franchise Investment Law, North Dakota law will prevail.
6.The Regional Developer Agreement requires the franchisee to waive a trial by jury, as well as exemplary and punitive damages. These requirements are not enforceable in North Dakota pursuant to Section 51-19-09 of the North Dakota Franchise Investment Law, and are therefore not part of the Regional Developer Agreement.
7.The Regional Developer Agreement requirement that the franchise consent to a limitation of claims period of one year is not consistent with North Dakota law. The limitation of claims period under the Regional Developer Agreement shall therefore be governed by North Dakota law.
8.Each provision of this Addendum will be effective only to the extent, with respect to such provision, that the jurisdictional requirements of the North Dakota Franchise Investment Law, N.D. Cent. Code §§ 51-19-01 through 51-19-17, are met independently without reference to this Addendum.
IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this North Dakota Addendum to the Regional Developer Agreement on the same day as the Regional Developer Agreement was executed.

THE JOINT CORP.
a Delaware corporation

By:
Print Name:
Title: _

REGIONAL DEVELOPER

By:
Print Name:
Title:

RHODE ISLAND ADDENDUM TO REGIONAL DEVELOPER AGREEMENT
1.The Regional Developer Agreement contains a provision requiring a general release as a condition of renewal and transfer of the franchise. Such release will exclude claims arising under the Rhode Island Franchise Investment Act.
2.This Agreement requires that it be governed by Arizona law. To the extent that such law conflicts with Rhode Island Franchise Investment Act, it is void under Sec. 19-28.1-14.
3.The Regional Developer Agreement is amended by the addition of the following, which will be considered an integral part of this Agreement:
“§ 19-28.1-14 of the Rhode Island Franchise Investment Act provides that “A provision in an Regional Developer Agreement restricting jurisdiction or venue to a forum outside this state or requiring the application of the laws of another state is void with respect to a claim otherwise enforceable under this Act.”
4.Each provision of this Addendum will be effective only to the extent, with respect to such provision, that the jurisdictional requirements of Rhode Island Franchise Investment Act, §§ 19- 28-1.1 through 19-28.1-34, are met independently without reference to this Addendum.
IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Rhode Island Addendum to the Regional Developer Agreement on the same date as the Regional Developer Agreement was executed.

THE JOINT CORP.
a Delaware corporation

By:
Print Name:
Title: _

REGIONAL DEVELOPER

By:
Print Name:
Title:

VIRGINIA ADDENDUM TO REGIONAL DEVELOPER AGREEMENT

No addendum is required in Virginia at this time.
IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Virginia Addendum to the Regional Developer Agreement on the same date as the Regional Developer Agreement was executed.

THE JOINT CORP.
a Delaware corporation

By:
Print Name:
Title: _

REGIONAL DEVELOPER

By:
Print Name:
Title:

WASHINGTON ADDENDUM TO REGIONAL DEVELOPER AGREEMENT
1.The state of Washington has a statute, RCW 19.100.180 which may supersede the Regional Developer Agreement in your relationship with the franchisor including the areas of termination and renewal of your franchise. There may also be court decisions which may supersede the Regional Developer Agreement in your relationship with the franchisor including the areas of termination and renewal of your franchise.
2.In any mediation involving a franchise purchased in Washington, the mediation site shall be either in the state of Washington, or in a place mutually agreed upon at the time of the mediation , or as determined by the mediator.
3.In the event of a conflict of laws, the provisions of the Washington Franchise Investment Protection Act, Chapter 19.100 RCW shall prevail.
4.A release or waiver of rights executed by a franchisee shall not include rights under the Washington Franchise Investment Protection Act except when executed pursuant to a negotiated settlement after the agreement is in effect and where the parties are represented by independent counsel. Provisions such as those which unreasonably restrict or limit the statute of limitations period for claims under the Act, rights or remedies under the Act such as a right to a jury trial may not be enforceable.
5.Transfer fees are collectable to the extent that they reflect the franchisor’s reasonable estimated or actual costs in effecting a transfer.

    IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Washington Addendum to the Regional Developer Agreement on the same date as the Regional Developer Agreement was executed.

THE JOINT CORP.
a Delaware corporation
By:
Print Name:
Title: _
REGIONAL DEVELOPER

By:
Print Name:
Title:

EXHIBIT 6
AREA DEVELOPER COMPLIANCE QUESTIONNAIRE

The Joint Corp. (the “Franchisor”) and you are preparing to enter into a Regional Developer Agreement. The purpose of this Questionnaire is to determine whether any statements or promises were made to you that the Franchisor has not authorized and that may be untrue, inaccurate or misleading. Please understand that your responses to these questions are important to us and that we will rely on them. Please review each of the following questions and statements carefully and provide honest and complete responses to each. By signing this Questionnaire, you are representing that you have responded truthfully to the following questions.

1.I received and personally reviewed the Franchisor’s Franchise Disclosure Document (“FDD”) that was provided to me.
Yes _______    No _______

2.Did you sign a receipt or acknowledge through electronic means a receipt for the FDD indicating the date you received it?
Yes _______    No _______

3.Do you understand all of the information in the FDD and any state-specific Addendum to the FDD?
Yes _______    No _______

    If no, what parts of the FDD and/or Addendum do you not understand? (Attach additional pages, if necessary.)

4.Have you received and personally reviewed the Regional Developer Agreement and each Addendum and related agreement attached to it?
Yes _______    No _______

5.Do you understand all of the information in the Regional Developer Agreement, each Addendum and related agreement provided to you?
Yes _______    No _______

If no, what parts of the Regional Developer Agreement, Addendum, and/or related agreement do you not understand? (Attach additional pages, if necessary.)
     _     _

6.Have you entered into any binding agreement with the Franchisor for the purchase of this Regional Developer Business before being provided a copy of the FDD for fourteen (14) calendar days?
Yes _______    No _______

7.Have you paid any money to the Franchisor for the purchase of this Regional Developer Business before being provided a copy of the FDD for fourteen (14) calendar days?
Yes _______    No _______

8.Have you discussed the benefits and risks of establishing and operating a Regional Developer Business with your counsel or advisor?
Yes _______    No _______

    If no, do you wish to have more time to do so?

Yes _______    No _______

9.Do you understand that the success or failure of your Regional Developer Business depends in large part on your skills and abilities, competition from other businesses, interest rates, inflation labor and supply costs, lease terms and other economic and business factors?
Yes _______    No _______

    Except as disclosed in Item 19 of its Franchise Disclosure Document, the Franchisor does not make information available to prospective Regional Developers concerning actual, average, projected or forecasted sales, profits or earnings for a Regional Developer Business. The Franchisor does not furnish, or authorize its salespersons to furnish, any oral or written information concerning the actual, average, projected, forecasted sales, costs, income or profits of a Regional Developer Business. Franchisor specifically instructs its sales personnel, agents, employees and other officers that they are not permitted to make any claims or statements as to the earnings, sales, or profits, or prospects, or chances of success, nor are they authorized to represent or estimate dollar figures as to a Regional Developer’s Business’ operations. Actual results vary and are dependent on a variety of internal and external factors, some of which neither Regional Developer, nor Franchisor can estimate. To ensure that Franchisor’s policies have been followed, please answer the following questions:

10.Has any employee, or other person speaking for the Franchisor, made any statement or promise to you regarding the total revenues a Regional Developer Business will generate that is contrary to the information in the FDD?
Yes _______    No _______

11.Has any employee, or other person speaking for the Franchisor, made any statement or promise of the amount of money or profit you may earn in operating a Regional Developer Business that is contrary to the information in the FDD?

Yes _______    No _______

12.Has any employee, or other person speaking for the Franchisor, promised you that you will be successful in operating a Regional Developer Business?
Yes _______    No _______

13.Has any employee, or other person speaking for the Franchisor, made any statement, promise or verbal agreement of about advertising, marketing, training, support service or other assistance that the Franchisor will furnish to you that is contrary to, or different from, the information in the FDD?
Yes _______    No _______

14.If you have answered “Yes” to any one of questions 10-13, please provide a full explanation of each “yes” answer. (Attach additional pages, if necessary, and refer to them below.) If you have answered “no” to each of questions 11-14, please leave the following lines blank.
     _     _

I certify that my answers to the foregoing questions are true, correct and complete. These acknowledgments are not intended to act, nor shall they act, as a release, estoppel or waiver of any liability incurred under any applicable state’s franchise registration or disclosure law.
REGIONAL DEVELOPER (“you”)

By:
Print Name:
Title:

Date Received:
Date Signed: